UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Owens Corning
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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
Tuesday, April 14, 2026
9:00 a.m. Eastern Time
Virtual Meeting
webcast at www.virtualshareholdermeeting.com/OC2026

This Proxy Statement, the accompanying proxy card and our 2025 Annual Report will be made available on or about March 13, 2026 to stockholders of record as of February 17, 2026.

HOW TO VOTE
Stockholders have a choice of voting on the internet, by telephone, or by mail using a traditional proxy card or voting instruction card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote on the internet or by telephone, you do not need to return your proxy card.
VIRTUAL ANNUAL MEETING AND ADMISSION
We have decided to hold the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) virtually because hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location, improves meeting efficiency and our ability to communicate effectively with our stockholders, provides for cost savings to Owens Corning and our stockholders, and reduces the environmental impact of our Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) on behalf of Owens Corning, of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof. On or about March 13, 2026, these proxy materials are being distributed to stockholders. Stockholders holding shares at the close of business on the record date of February 17, 2026 will be able to attend the Annual Meeting, vote, and submit questions in advance of the meeting by visiting www.virtualshareholdermeeting.com/OC2026. To participate in the Annual Meeting, you must have your sixteen-digit control number that is shown on your proxy card or your voting instruction form.
HELP US REDUCE PRINTING AND MAILING COSTS
If you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice of Annual Meeting of Stockholders and Proxy Statement and accompanying documents. Please see the response to the question “What is ‘householding’ and how does it affect me?” in the Questions and Answers About the Annual Meeting and Voting section for more information on this stockholder program that eliminates duplicate mailings.

OWENS CORNING
One Owens Corning Parkway
Toledo, Ohio 43659
Notice of Annual Meeting of Stockholders

TIME AND DATE:	9:00 a.m. Eastern Time on Tuesday, April 14, 2026

PLACE:	Virtual Annual Meeting webcast at www.virtualshareholdermeeting.com/OC2026

PURPOSE:
1.To elect the nine director nominees listed in the accompanying Proxy Statement.
2.To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.
3.To approve, on an advisory basis, our named executive officer compensation.
4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

RECORD DATE:	You can vote if you were a stockholder of record at the close of business on February 17, 2026.

ANNUAL REPORT:	Our Annual Report for the Fiscal Year Ended December 31, 2025 (“2025 Annual Report”) is enclosed with these materials as a separate booklet.

PROXY VOTING:
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the internet, by telephone, or by completing and returning your proxy or voting instruction card. See details under the heading “How do I vote?” in the Questions and Answers About the Annual Meeting and Voting section.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 14, 2026: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report are available at https://materials.proxyvote.com/690742 and https://investor.owenscorning.com/proxy.

By order of the Board of Directors,

Gina A. Beredo
Chief Administrative Officer and General Counsel
Toledo, Ohio
March 13, 2026

COMPANY OVERVIEW
Owens Corning (the “Company,” “we,” “us,” or “our”), a Delaware corporation, is a building products leader committed to building a sustainable future through material innovation. Our products provide durable, sustainable, and energy-efficient solutions that leverage our unique capabilities and market-leading positions to help our customers win and grow.
The Company has a focused geographic footprint in North America and Europe and includes approximately 25,000 employees generating value for our customers and dedicated to making a difference in the communities where they work and live. Founded in 1938 and based in Toledo, Ohio, Owens Corning posted net sales in 2025 of $10.1 billion.1
Three Market-Leading Businesses
Our roofing products and systems enhance curb appeal and protect people’s homes. Our insulation products conserve energy and improve acoustics, fire resistance, and air quality in the spaces where people live, work, and play. Our doors and door systems provide comfort, safety, and style for the interior and exterior of homes. In short, our innovative products and sustainable solutions deliver a material difference to customers and, ultimately, make the world a better place.

ROOFING	INSULATION	DOORS

$4.4B (43% of sales)	$3.7B (36% of sales)	$2.1B (21% of sales)

1 Effective January 1, 2025, we reorganized our reportable segments to align to our new operating and management structure. Net sales are from continuing operations only. Consolidated net sales eliminate intercompany net sales between reportable segments.

The New Owens Corning: Built to Outperform
The strategic choices and structural improvements we have made over the past several years have created a new Owens Corning – a more focused, resilient company that is built to outperform. In May 2025, we hosted an Investor Day that highlighted the Company’s ability to drive growth and value creation through its updated enterprise strategy:

STRATEGIC PRIORITIES

Strengthen
our market
leading positions

Leverage
enterprise scale
and capabilities

Extend
product offering
in existing businesses

CONSISTENT EXECUTION
CUSTOMER GROWTH
SHAREHOLDER VALUE
ICONIC BRAND
WINNING COST POSITION
UNPARALLELED COMMERCIAL STRENGTH
LEADING TECHNOLOGY
OWENS CORNING®
ADVANTAGE™

This enterprise strategy focuses on three priorities: strengthening our market leading positions; leveraging our enterprise scale and capabilities; and extending our product offering in existing businesses. We believe the new Owens Corning is well positioned to generate significant value for our customers and stockholders and deliver on our long-term financial targets.

PROPOSAL 1
ELECTION OF DIRECTORS
ELECTION OF DIRECTORS
Currently, the Board of Directors (the “Board”) of the Company consists of ten directors whose terms expire at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Our Board has nominated nine of the current directors for re-election at the Annual Meeting. One of our current directors, Maryann T. Mannen, advised the Board she will not stand for re-election at the Annual Meeting and, therefore, her term will end at the Annual Meeting. We thank Ms. Mannen for her years of dedicated service and wish her continued success in the future.
DIRECTOR QUALIFICATIONS, SKILLS AND EXPERIENCE
Our director nominees are selected on the basis of, among other things, understanding the Company’s business environment, willingness to devote adequate time and efforts to Board responsibilities, ability to make independent analytical inquiries, and professional and personal diversity of, among other things, experience, knowledge, skills, and expertise. Nominees for director should demonstrate mature judgment, acumen, character, and integrity. The Board believes that each of the current directors and nominees for director exhibit these characteristics.
Our director nominees have experience in various roles, and they include current and former Chief Executive Officers, Chief Financial Officers, consultants, and other executives. Many possess experience as directors, having served on the boards and board committees of public or private companies. The director nominees have experience in a variety of industries, including manufacturing, financial, information technology, professional services, cybersecurity, and others. Furthermore, the nominees collectively possess a broad array of skills that the Board has deemed relevant to the Company’s strategy.
In addition, we believe that a range of director tenures allows the Company to benefit from a balance of fresh perspectives and deep experience, longstanding Company knowledge and valuable insight. Therefore, we aim to maintain an appropriate balance of tenure among our directors. The average tenure of our independent director nominees will be 8.4 years as of the date of the Annual Meeting.

BOARD OF DIRECTORS SKILLS MATRIX
Our director nominees’ skills, core competencies and attributes complement each other and facilitate their effective oversight of the Company’s business and strategic objectives.
The Board of Directors Skills Matrix (“Skills Matrix”) below identifies the principal skills that the Governance and Nominating Committee and the Board considered in determining that these individuals are qualified to serve as directors of the Company. The Skills Matrix is intended to depict notable areas of expertise for each director; a director may possess a qualification or skill even if it is not marked. Directors have developed competencies in these skills through education, direct experience and oversight responsibilities. The information presented below is based on voluntary self-identification responses from each director. While the Skills Matrix is useful for determining the collective skills of the Board as a whole, it is not a comparative measure of the value of directors; a director with more focused experience could nonetheless contribute broadly and effectively.
The biographies of our directors include more information about our directors’ relevant skills, experience and qualifications.

	Brian Chambers*	Michelle Collins	Eduardo Cordeiro	Adrienne Elsner*	Alfred Festa*	Edward Lonergan*	Paul Martin	Suzanne Nimocks	John Williams*

Public Company Management	●		●	●	●	●			●
Strategy / Corporate Development	●	●	●	●	●	●	●	●	●
Business Transformation Leadership	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●		●	●
Technology / Cybersecurity	●	●	●	●	●	●	●	●	●
Research & Development / Product Innovation	●		●	●	●	●		●	●
Global Business	●	●	●	●	●	●	●	●	●
Manufacturing / Operations	●		●	●	●	●			●
Marketing / Sales	●		●	●	●	●			●
Sustainability Management	●		●	●	●	●	●	●	●
Public Policy / Regulatory	●	●		●	●	●			●
Human Capital Management	●	●	●	●	●	●	●	●	●
* Current or previous experience as a Chief Executive Officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1.
Nominees for Election as Directors for a Term Expiring at the 2027 Annual Meeting of Stockholders

BRIAN D. CHAMBERS Board Chair & Director Age: 59 Director since: 2019 Committee Membership(s): •Executive (Chair) Other Public Boards: •Lincoln Electric Holdings, Inc. (Nasdaq: LECO)
Career Highlights
Mr. Chambers is Board Chair, President, and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in 2019 and elected Board Chair in 2020. He previously served in several senior leadership roles at the Company, including President and Chief Operating Officer from 2018 to 2019, President of the Roofing business from 2014 to 2018, Vice President and General Manager of Roofing from 2013 to 2014, and Vice President and General Manager of the Composites business from 2011 to 2013. In total, Mr. Chambers has over 20 years of global business and leadership experience with the Company. He also previously held several commercial and operational roles at Saint-Gobain, Honeywell, and BOC Gases.
Since February 2022, Mr. Chambers has served on the Board of Directors of Lincoln Electric Holdings, Inc., a world leader of engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and is a member of its Audit and Finance Committees. His experience serving on a publicly traded company board provides him with additional global business perspective and further deepens his leadership and strategic skills. Mr. Chambers also serves on the board of directors for the National Association of Manufacturers and is on the executive committees of the Ohio Business Roundtable and the Policy Advisory Board of the Joint Center for Housing Studies of Harvard University. He served as a member of the Business Roundtable until December 2025.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Chambers brings to the Board a thorough understanding and extensive knowledge of the Company’s people, products, and markets worldwide gained through his key leadership positions in the Company. In these roles, especially as the current Chief Executive Officer and Board Chair of the Company, he plays an integral role in developing the Company’s strategies, which have helped to provide the foundation for the current direction of the Company. Mr. Chambers possesses a significant understanding of, and experience with, complex operations as well as company-specific customer expertise that drive the Company toward achievement of its expansion and growth goals. This industry-specific experience and breadth of knowledge enable him to provide the Board with a unique, invaluable perspective. In addition, Mr. Chambers’ extraordinary leadership qualities as well as the ability to identify and develop those qualities in others facilitate the Company’s strategic growth execution.

MICHELLE T. COLLINS Director Age: 64 Director since: 2024 Committee Membership(s): •Audit •Finance Other Public Boards: •Deluxe Corporation (NYSE: DLX) •Albemarle Corporation (NYSE: ALB)
Career Highlights
Ms. Collins served as an audit partner at Deloitte & Touche LLP, a major global accounting firm, from 1996 until her retirement in 2024. She also served as the National Automotive Sector Leader at Deloitte. From 2017 until 2023, Ms. Collins served on Deloitte’s U.S. Board of Directors, where she served as Vice Chair of the Board and chaired the Finance and Audit Committee and the Governance Committee. Ms. Collins has served on the Board of Directors of Deluxe Corporation, a leading financial services technology company, since August 2025, and is a member of its Audit and Finance Committee and Compensation and Talent Committee. She has served on the Board of Directors of Albemarle Corporation, a global specialty chemicals company, since February 2026, and is a member of its Audit and Finance Committee and Governance and Public Policy Committee.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Ms. Collins brings a wealth of leadership experience to the Board, honed over 40 years of distinguished service in audit and advisory roles at Deloitte. During her tenure, she served as the lead engagement partner and lead audit partner for major global companies in the automotive, manufacturing, and consumer industries. In her former role as an audit partner, Ms. Collins provided invaluable guidance to board audit committees on critical issues, such as financial accounting and reporting, business disruption and transformation, mergers and acquisitions, technology advancement, enterprise risk management, and compliance with audit reporting rules and regulations. Her exemplary track record in strategic financial and risk management oversight, coupled with her commitment to regulatory compliance, is crucial as the Company executes on its growth strategy and enterprise transformation. Ms. Collins' deep financial expertise and robust knowledge of accounting systems and controls enable her to provide the Board and management with rigorous oversight of the Company’s financial operations.
Through Ms. Collins’ numerous leadership positions at Deloitte, she led businesses and she was instrumental in developing and implementing strategic communication plans, supported the digitization and automation of the audit process and created services related to finance transformation. As the Company focuses on sustaining strong financial performance and accelerating the use of advanced digital tools and analytics to enhance efficiency, support customer growth and engagement, and strengthen market leadership, Ms. Collins’ extensive experience and strategic insights will be invaluable in creating value for customers and stockholders.
Ms. Collins’ extensive knowledge of accounting and experience as a Certified Public Accountant and senior audit partner at Deloitte led to her designation as an “audit committee financial expert.”

EDUARDO E. CORDEIRO Director Age: 58 Director since: 2019 Committee Membership(s): •Compensation •Finance (Chair) •Executive Other Public Boards: •FMC Corporation (NYSE: FMC)
Career Highlights
Mr. Cordeiro served as Executive Vice President, Chief Financial Officer at Cabot Corporation, a global specialty chemicals and performance materials company, from 2009 to 2018 and as President of the Americas region from 2014 to 2018. During his 20-year tenure at Cabot, he held several corporate, business, and executive management positions, including Vice President of Corporate Strategy and General Manager of its Fumed Metal Oxides and Supermetals businesses. Prior to his career at Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group. He has also served on the Board of Directors of FMC Corporation, a public multinational company serving agricultural, industrial, and consumer markets, since 2011 where he served as Audit Committee chair from 2014 to 2025 and will begin serving as Lead Director in 2026. He has served on the Board of Directors for Indicor, LLC, a privately held global, diversified industrial solutions company, since 2023.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Through Mr. Cordeiro’s broad range of corporate, business, and executive management roles at Cabot and The Boston Consulting Group, he gained significant corporate strategic operations expertise that allows him to provide the Board with a meaningful perspective on the Company’s operations and strategy. His experience in a complex global industrial business focused on chemicals and specialty materials complements the Company’s strategic priority to extend product offerings in existing businesses. Mr. Cordeiro’s extensive financial expertise and significant knowledge of capital markets, accounting systems, and controls, gained during his 20-year career at Cabot, including his role as Chief Financial Officer, enable him to provide the Board with a meaningful perspective on the Company’s growth strategy and capital deployment. His experience is particularly valuable as the Company continues a disciplined capital allocation approach focused on products and applications where it can build market-leading positions. His financial background is especially insightful in his role as Chair of the Finance Committee. Additionally, Mr. Cordeiro’s experience from serving as director and chair of the Audit Committee for FMC Corporation augments the risk management and financial reporting knowledge of the Board.

ADRIENNE D. ELSNER Director Age: 63 Director since: 2018 Committee Membership(s): •Audit •Finance Other Public Boards: •None
Career Highlights
Ms. Elsner served as Chief Executive Officer of Benson Hill, Inc., an agricultural technology company, from October 2023 to March 2025, and Interim Chief Executive Officer from June 2023 to October 2023. Ms. Elsner served on the Board of Directors of Benson Hill, Inc. from May 2019 to May 2025. Prior to that, she served as President, Chief Executive Officer, and a director of Charlotte’s Web Holdings, Inc., a leader in hemp-derived CBD extract products, from 2019 to 2021. From 2015 to 2018, she served as President, U.S. Snacks, Kellogg Company, a manufacturer and marketer of convenience foods. From 1992 to 2015, Ms. Elsner served in several increasingly senior positions, including Executive Vice President, Chief Marketing Officer with Kraft Foods, Inc., a multinational confectionery, food and beverage conglomerate. Ms. Elsner has also served on the Board of Directors of the Ad Council.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Ms. Elsner’s previous experience as the Chief Executive Officer of each of Benson Hill and Charlotte’s Web provides the Board with diverse perspectives on strategy and growth across a range of industries. Through her broad range of leadership positions at Kellogg Company and Kraft Foods, especially as Chief Marketing Officer, Ms. Elsner gained significant knowledge of global markets and operations, and extensive sales, strategy, product innovation in domestic and international markets, and branding. This breadth of experience, as well as her unique appreciation of customers, enables her to provide the Board with a valuable perspective as the Company focuses on products and applications where it can strengthen market-leading positions and drive long-term value creation through its iconic brand. Ms. Elsner’s broad financial and operating experience as a Chief Executive Officer of public companies and leading sizable domestic and international business units of large public companies provides valuable insight for the Company’s global operations. Her leadership roles at Benson Hill, Charlotte’s Web, Kellogg Company, and Kraft Foods enable Ms. Elsner to provide unique and valuable contributions to the Board in the areas of global management and business strategy.
Ms. Elsner’s extensive experience overseeing financial processes and understanding of finance led to her designation as an “audit committee financial expert.”

ALFRED E. FESTA Director Age: 66 Director since: 2020 Committee Membership(s): •Compensation (Chair) •Governance and Nominating •Executive Other Public Boards: •NVR, Inc. (NYSE: NVR)
Career Highlights
Mr. Festa served as an Operating Advisor at Clayton, Dubilier & Rice, a global private equity firm with a broad portfolio, from 2020 to 2024. He served as Chairman and Chief Executive Officer of W.R. Grace & Co., a leading global producer of specialty chemicals and materials, from 2008 to 2018, and non-executive Chairman from 2018 to 2019. He joined W.R. Grace as President and Chief Operating Officer in 2003 and assumed the role of Chief Executive Officer in 2005. Previously, Mr. Festa served in senior leadership positions at Morgenthaler Private Equity Partners and AlliedSignal (now Honeywell). He began his career at General Electric, where he spent 12 years in financial management positions. He also serves on the Board of Directors of NVR, Inc., a public homebuilding company, since 2008, and serves on its Audit and Nominating and Corporate Governance Committees.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Festa developed an in-depth understanding of materials manufacturing, brand marketing, and financial expertise through his many leadership positions at a leading global producer of specialty chemicals and materials. This expertise and his extensive management experience provide the Board with a valuable, independent perspective on the Company’s global manufacturing operations. As a former top executive of a public company, Mr. Festa’s global operating experience, particularly related to mergers and acquisitions, strong financial background, and proven leadership capabilities are especially important to the Board’s consideration of the Company’s strategic priorities to leverage its enterprise scale and capabilities, as well as extend its product offerings in existing businesses. Mr. Festa’s public company board experience at a homebuilding company allows him to contribute to the Company’s strategy and provide a voice of the customer. In addition, his experience from serving as a director and member of the Audit Committee and Nominating and Corporate Governance Committee of NVR helps support the Company’s goals of strong Board governance and business ethics.

EDWARD F. LONERGAN Lead Independent Director Age: 66 Director since: 2013 Committee Membership(s): •Governance and Nominating (Chair) •Executive Other Public Boards: •None
Career Highlights
Mr. Lonergan served as Executive Chairman of Zep Inc., an international provider of maintenance and cleaning solutions to the commercial, industrial, institutional, and consumer markets, from 2015 to June 2025. Prior to joining Zep Inc., Mr. Lonergan served as Chief Executive Officer of Chiquita Brands International, Inc. from 2012 until the privatization of the company in 2015. He served as Chief Executive Officer of Diversey, Inc. from 2006 through the sale of the company in 2011. Prior to Diversey, Mr. Lonergan served as President, Europe for Gillette from 2002 through its sale in 2006. Between 1981 and 2002, he held a variety of leadership positions, both domestically and internationally, at the Procter & Gamble Company, including general management roles in customer business development and in emerging markets. He was Chairman of DRB Systems, Inc. until its sale in 2021 and was a member of the Board of Directors of The Schwan Food Company from 2014 through its sale in 2019. He has served as a Senior Advisor at New Mountain Capital (“NMC”), a private equity company, since 2017, and served on the Board of Directors of NMC portfolio company Summit Wash Holdings since 2022. He has also served on the Board of Directors of Bar Keepers Friend, Inc., a trusted brand of highly effective household cleaning products, since August 2025.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
As the former Executive Chairman of Zep, Inc. and former Chief Executive Officer of Chiquita Brands International and Diversey, Mr. Lonergan’s executive experience and management and operation skills provide valuable knowledge to the Board related to the Company’s business operations and associated risks, both domestic and international. His extensive, executive-level financial and strategic experience with several publicly traded companies provides valuable insights for the Board, which is essential to the Company’s growth strategy, and empowers effective leadership in his capacity as Lead Independent Director. As the Company looks to leverage its enterprise scale for future growth and extend its product offerings in existing businesses that utilize market and manufacturing expertise, the Board leverages Mr. Lonergan’s extensive knowledge of global manufacturing and strong strategic and financial management expertise, as well as his keen understanding of both the business to business and consumer products industries.

PAUL E. MARTIN Director Age: 68 Director since: 2021 Committee Membership(s): •Audit •Finance Other Public Boards: •Unisys Corporation (NYSE: UIS) •STERIS plc (NYSE: STE)
Career Highlights
Mr. Martin served as Senior Vice President and Chief Information Officer for Baxter International Inc., a multinational health care company, from 2011 to 2020. Prior to Baxter, Mr. Martin served as Global Chief Information Officer from 2004 to 2011 at Rexam plc, a consumer packaging manufacturing company based in the U.K., where he also held several key senior management positions from 1999 to 2004, including head of information technology for American National Can Group Inc. (acquired by Rexam). Prior to his career at Rexam, Mr. Martin held information technology leadership positions at the CIT Group Inc., BNSF Railway Company, and Frito-Lay, Inc.
Since 2017, Mr. Martin has served on the Board of Directors of Unisys Corporation, a publicly traded global information technology company, and is currently a member of its Compensation and Human Resources Committee, as well as the Chair of the Security and Risk Committee. In 2021, Mr. Martin joined the Board of Directors of STERIS plc, a leading provider of infection prevention and other procedural products and services, and is a member of the Audit Committee and Compensation and Organization Development Committee. He also served on the Board of Directors of Ping Identity Holding Corp., a provider of federated identity management and self-hosted identity access management solutions to web identities and single sign-on solutions, from 2021 until its sale in 2022.
Mr. Martin received the 2020 Chicago CIO of the Year Leadership ORBIE Award. In 2017, he was selected to the CIO Hall of Fame by CIO Magazine for IT innovation and business leadership and was recognized in Black Enterprise’s 2017 Most Powerful Executives in Corporate America. In 2014, Mr. Martin was listed among the “100 Diverse Corporate Leaders in STEM” by STEMconnector and has been recognized as a Business Leader of Color by Chicago United.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Martin has extensive management experience across the information technology and cybersecurity industries, which uniquely positions him to significantly contribute to the Board’s oversight of the Company’s cybersecurity framework, management of information security risks, and its information security training program. Mr. Martin’s vast digital strategy knowledge helps enable the Board to assist the Company in achieving its commitment to accelerate the use of advanced digital tools and analytics to enhance efficiency, support customer growth and engagement, and strengthen market leadership. He also provides valuable insight to the Audit Committee and the Board on information systems, and he strengthens the Board’s oversight of cybersecurity risks. In addition, the Board benefits from Mr. Martin’s international business experience, which includes employment in leadership positions for several global businesses, as well as service at a foreign location on an assignment abroad.

SUZANNE P.
NIMOCKS
Director
Age: 67
Director since: 2012
Committee
Membership(s):
•Compensation
•Governance and
Nominating
Other Public Boards:
•Brookfield Infrastructure Partners (NYSE: BIP)
•Rockpoint Gas Storage, Inc. (TSX: RGSI)

Career Highlights
Ms. Nimocks was a Senior Partner with McKinsey & Company, a global management consulting firm, from June 1999 to July 2010, and was with the firm in various capacities since 1989, including as a leader of the firm’s Global Organization, Risk Management, and Oil and Gas Electric Power and Renewables practices. Ms. Nimocks served on several of the firm’s worldwide personnel committees and formerly served as the Houston Office Managing Partner.
Ms. Nimocks has a variety of board leadership experience across industries and geographies. Since August 2022, she has served on the Board of Directors of Brookfield Infrastructure Partners, a global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, energy, and data center sectors. She serves on the Board of Directors of Rockpoint Gas Storage Inc., a publicly traded operator of natural gas storage facilities in North America, since October 2025. Ms. Nimocks also currently serves on the Global Advisory Board for Advancing With Excellence and is a Trustee for Texas Children’s Hospital. She served on the Board of Directors of Ovintiv, Inc., a leading North American hydrocarbon exploration and production company, from 2010 to May 2025, where she chaired the Corporate Responsibility and Governance Committee and the Human Resources and Compensation Committee, and was a member of the Audit Committee. Beginning in 2010 and until 2021, Ms. Nimocks served as a director and chaired the Compensation Committee at Valaris plc, an offshore drilling company, and chaired the Environment Health and Safety Committee and Compensation Committee at its predecessor, Rowan Drilling Companies. She also served on the Board of Directors of ArcelorMittal, one of the world’s leading steel and mining companies, from 2011 to 2022, where she was a member of its Appointments, Remuneration, Corporate Governance and Sustainability Committee. Ms. Nimocks also formerly chaired the Environmental Committee of the Greater Houston Partnership.
Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Ms. Nimocks brings a wealth of strategic consulting and corporate development experience to the Board that benefits the Company as it prioritizes extending its product offerings in existing businesses that utilize the Company’s unique commercial, operational, and innovation capabilities. She is also skilled in identifying, managing, and mitigating corporate risks and driving value creation through the deployment and scaling of leading technology. She gained significant knowledge from specializing in global management consulting and the energy sector. Her experience with renewable energy guides the Board’s commitment to sourcing 100% renewable electricity by 2030 with the goal to fully decarbonize in the future. She is involved in numerous organizations and initiatives in support of environmental and social issues, which directly ties to the Company’s mission of building a sustainable future through material innovation. Ms. Nimocks has also led sustainability projects. She counsels the Board in its oversight of the Company’s sustainability and circular economy initiatives. Her service and leadership positions on other public company boards and experience as the Company’s former Lead Independent Director strengthens the Company’s governance principles and provides a unique perspective to its strategic initiatives and sustainability growth strategies.

JOHN D. WILLIAMS Director Age: 71 Director since: 2011 Committee Membership(s): •Compensation •Finance Other Public Boards: •None
 Career Highlights
Mr. Williams served as President and Chief Executive Officer of Domtar Corporation, a manufacturer of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products, from 2009 until June 2023, and the Non-Executive Chairman from June 2023 until March 2026. Mr. Williams continues to serve as an advisor for Domtar’s leadership. He also served as a member of Domtar’s Board of Directors until Domtar’s sale in 2021. From 2000 to 2008, Mr. Williams served in senior executive positions with SCA Packaging Ltd. and SCA Packaging Europe, which is among Europe’s largest producers of containerboard paper used for the manufacturing of corrugated box products. From 2005 to 2008, he served as President of SCA Packaging Europe, and as regional managing director for its U.K. and Ireland operations from 2000 to 2005. Prior to joining SCA Packaging, Mr. Williams held several increasingly senior positions in sales, marketing, management, and operations with Rexam plc Packaging Resources, Inc., Huhtamaki, Alberto Culver (U.K.) Ltd., and MARS Group.
 Key Qualifications, Experience, Skills, and Expertise Contributed to the Board
Mr. Williams brings to the Board significant leadership experience from his former role as President and Chief Executive Officer of Domtar and previously as a senior executive in the European packaging industry. He developed an in-depth understanding of manufacturing, quality, and logistics serving in these roles. His extensive management experience provides the Board with a valuable perspective on the Company’s global manufacturing and supply chain operations. Mr. Williams’ experience in managing manufacturing businesses gives him valuable insight to assist the Company’s efforts to improve its operating efficiencies and cost position. Mr. Williams provides counsel to the Board as it evaluates the Company’s sustainability practices for its operations and supply chains. His significant experience in international business, operations, sales, and marketing also enables him to provide the Board with a valuable perspective on the Company’s strategic priorities of strengthening its market leading positions and extending its product offerings in existing businesses.

RECOMMENDATION REGARDING PROPOSAL 1:

✓	The Board of Directors recommends that you vote "FOR" each Director Nominee.

GOVERNANCE INFORMATION
CORPORATE GOVERNANCE PRACTICES AND HIGHLIGHTS

Board Structure

•90% of the current directors are independent
•100% independent Audit, Compensation, Finance, and Governance and Nominating Committees
•Lead Independent Director with robust and defined responsibilities
•Board access to senior management and independent advisors
•Executive sessions of independent directors at every regular Board and Committee meeting
90% of the current directors are INDEPENDENT

Board Composition and Refreshment

•Annual Board and Committee self-evaluation process (through written assessments and interviews with the Lead Independent Director)
•Overboarding policy for directors to limit membership on publicly traded company boards (including service on the Company’s Board, subject to Board review)
•Employee Directors: No more than two publicly traded company boards
•Non-Employee Directors: No more than four publicly traded company boards
•Audit Committee members: No more than two other publicly traded company audit committees
•Mandatory director retirement age of 73
Active Board REFRESHMENT

Stockholder Rights and Engagement

•All members of the Board are elected annually
•Annual advisory vote on named executive officer compensation
•Majority vote standard in uncontested director elections with mandatory resignation requirement
•Robust stockholder outreach program
•No stockholder rights plan
Robust stockholder OUTREACH PROGRAM

Policies and Practices

•Clawback, insider trading and anti-hedging, and anti-pledging policies
•Robust stock ownership guidelines:
•Directors: 5x maximum annual cash retainer
•CEO: 6x base salary
•Other named executive officers: 3x base salary
•Global Code of Conduct for employees, officers, and directors
Clawback, insider trading and anti-hedging, and anti-pledging POLICIES

CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines that, in conjunction with our Amended and Restated Certificate of Incorporation, Fourth Amended and Restated Bylaws (“Bylaws”), and Board committee charters, form the framework for our corporate governance. The Governance and Nominating Committee reviews the Corporate Governance Guidelines annually and makes revisions, as necessary. The Corporate Governance Guidelines are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Corporate Secretary of the Company.
BOARD LEADERSHIP
The Board has the authority to select its Chair based on its collective best judgment as to the candidate best suited to meet the Company’s needs at a given time. Brian D. Chambers serves as the Company’s Board Chair and Chief Executive Officer (“CEO”).
The Board determined that continuing to combine the Chair and CEO positions allows for clear and consistent leadership on critical strategic objectives and enables a consistent flow of information for the Board’s oversight of risk. The Board’s prior experience working with Mr. Chambers as President and CEO, as well as his track record of success in over 20 years with the Company in a variety of leadership positions, strongly supported its conclusion that the Company and its stockholders would be best served with Mr. Chambers leading the Company as its Chair and CEO.
The Board has determined that it is appropriate to have a structure that provides strong leadership among the independent directors of the Board. As discussed below, the independent directors on our Board have elected a Lead Independent Director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. Edward F. Lonergan, a non-management director, currently serves as Lead Independent Director. He has served as a director of the Company since 2013, including as Lead Independent Director since April 2025, and has experience serving as Chair of the Compensation Committee. His proven leadership on the Compensation Committee further enables a well-functioning Board and helps facilitate effective Board communication and corporate governance. His extensive executive experience also positions him to be a highly versatile intermediary on the Board.
Additionally, the Board, which consists entirely of independent directors other than Mr. Chambers, exercises an independent oversight function. Each of the Board committees, other than the Executive Committee, is comprised entirely of independent directors. Regular executive sessions of the independent directors are held. On an annual basis, each of the independent directors evaluates the Chair and CEO in several key areas.
The Board has complete access to the Company’s management and believes that its ongoing ability to review the leadership structure of the Board and to make changes as it deems necessary and appropriate gives it the flexibility to meet varying business, personnel, and organizational needs over time.

LEAD INDEPENDENT DIRECTOR
The responsibilities of the Lead Independent Director, as provided in the Charter of Lead Independent Director for the Company, include:
•presiding at meetings of the Board in the absence of, or upon the request of, the Chair;
•serving as a designated member of the Executive Committee of the Board;
•presiding over all executive sessions of non-management directors and independent directors and reporting to the Board, as appropriate, concerning such sessions;
•reviewing and approving Board meeting agendas and schedules in collaboration with the Chair to ensure there is sufficient time for discussion, recommending matters for the Board to consider and advising on the information submitted to the Board by management;
•serving as a liaison and supplemental channel of communication between the non-management/independent directors and the Chair without inhibiting direct communication between the Chair and other directors;
•serving as the principal liaison for consultation and communication between the non-management/independent directors and stockholders;
•advising the Chair concerning the retention of advisors and consultants who report directly to the Board; and
•in addition to the directors’ annual evaluation of the Board, Chair and CEO, and committees, interviewing all directors regarding the performance of the Board and the directors.
The Charter of Lead Independent Director for the Company is available on our website at http://www.owenscorning.com. The Board evaluates its structure and composition annually and believes that having a strong Lead Independent Director with significant leadership responsibilities, as described above, contributes to effective Board leadership for the Company.
BOARD, COMMITTEE, AND CHAIR AND CEO EVALUATION PROCESS
Each year, the Governance and Nominating Committee facilitates a robust process to continually assess the effectiveness of the Board, its committees, and the Chair and CEO.

Annual Written Questionnaire	Discussions with Lead Independent Director	Committee/Board Executive Sessions	Feedback Incorporated
Questions to solicit candid feedback. Topics covered include:
•Meeting content, conduct, format and schedule
•Culture
•Leadership structure
•Composition
•Accessibility to management
•Potential skills gaps for Board refreshment
•Committee effectiveness

The Lead Independent Director conducts one-on-one discussions with each director to discuss their feedback and perspectives.
Each committee and the full Board review the results of their respective evaluations in executive sessions. The Board discussion is led by the Lead Independent Director. The committee discussions are led by each individual committee chair.

In 2025:
•Continued prioritization of Board discussion time on strategic matters with a focus on opportunities and challenges
•Added educational sessions and meeting topics on areas of interest
•Streamlined aspects of meeting materials
•Utilized feedback while selecting committee membership and chairs

DIRECTOR RETIREMENT AND REFRESHMENT
Pursuant to the Corporate Governance Guidelines, the mandatory retirement age for directors is 73. A director who has attained the age of 73 shall not be nominated for re-election at the next annual meeting of stockholders.
Under its charter, the Governance and Nominating Committee is responsible for reviewing with the Board the appropriate skills and characteristics of Board members in the context of the current make-up of the Board. The Governance and Nominating Committee makes recommendations to the Board regarding size and composition of the Board, reviews the suitability of directors for continued service, and is responsible for responding to any concerns of directors relating to the performance of the Board. As part of its refreshment process, the Board seeks to attain a healthy mixture of tenures, including both longer and shorter tenured directors, which can provide a balance of fresh ideas and both Company institutional and market knowledge, alongside experience through the business cycle.
The Governance and Nominating Committee also makes recommendations to the Board regarding the size, composition, and leadership of each standing committee of the Board, and recommends individual directors to fill any vacancy that might occur on a committee.

DIRECTOR ONBOARDING AND CONTINUING EDUCATION
The Board has an orientation and onboarding program for new directors and provides continuing education for all directors that is overseen by the General Counsel.
DIRECTOR ONBOARDING
The director onboarding program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the Company or industry. Materials provided to new directors include information on the Company’s strategy, committees, financial matters, corporate governance practices, risk management framework, Directors’ Code of Conduct, and other key policies and practices. New directors are paired with a Board peer “mentor” to facilitate orientation to the Company’s processes and standards. The onboarding program includes a series of one-on-one meetings with members of executive management and in-person tours of key facilities with business unit Presidents.
CONTINUING EDUCATION
Continuing director education is provided during portions of Board and committee meetings, as needed, and is focused on topics necessary to enable the Board to effectively consider timely issues (such as new regulatory requirements or accounting standards). The Board is informed regularly and provided outside expert education on a variety of topics such as market and industry updates, corporate governance developments, applicable federal securities and state corporate laws, cybersecurity and artificial intelligence (“AI”) trends, financial principles and standard accounting procedures.
Additionally, directors are encouraged to attend educational seminars and programs sponsored by external organizations. Directors may self-identify external educational opportunities, including programs related to board governance and related matters, as well as industry educational programs. In 2025, some of the directors participated in formal continuing education through external seminars and training sessions on topics including but not limited to corporate governance, cybersecurity, AI, and overseeing major transactions.
RISK OVERSIGHT
The Board oversees the Company’s identification and management of enterprise risks. Some of the Board’s responsibilities for risk oversight processes have been delegated to its relevant committees.
RISK OVERSIGHT RESPONSIBILITIES OF THE BOARD’S COMMITTEES
In addition to facilitating oversight of financial risks, the Audit Committee has primary responsibility for facilitating the Board’s process of oversight with respect to the Company’s management of key risks generally. Pursuant to its charter, the Audit Committee’s responsibilities include reviewing annually and receiving periodic updates on the Company’s identification of its key risks, major financial exposures, and related mitigation plans.
In addition to the Audit Committee, the Compensation, Finance, and Governance and Nominating Committees each review and evaluate risks associated with their respective areas. Each of the Board committees provides reports concerning its respective risk oversight activities to the Board and the Board considers and discusses such reports.
OVERSIGHT OF CYBERSECURITY RISKS
The Board has delegated responsibility to the Audit Committee for overseeing the cybersecurity risk management strategy for the Company. The Audit Committee receives regular updates at least twice a year on our cybersecurity risk management process from members of management, including our Chief Information Officer. The Audit Committee reviews our comprehensive cybersecurity framework, including reviewing our cybersecurity reporting protocol that provides for the notification, escalation and communication of significant cybersecurity events to a crisis management team and appropriate levels of management, including our Chief Information Officer, as well as to the Audit Committee. Management also provides the Audit Committee with a cybersecurity dashboard, which the full Board can access as well. Additionally, the Audit Committee regularly provides updates to the Board on the status of the Company’s cybersecurity risk management process.
OVERSIGHT OF ARTIFICIAL INTELLIGENCE RISKS
The Board oversees the Company’s implementation and use of AI, as well as the governance frameworks established to promote responsible, effective, and ethical use of AI technologies. Members of management, including our Chief Information Officer, periodically provide updates to the Board on the evolving risks and opportunities generally associated with AI, as well as the status of the Company’s development, implementation and use of AI technologies.
RISK MANAGEMENT PROCESS
The Company’s enterprise risk management process is designed to identify, assess and prioritize the Company’s risk exposures across various time frames, from the short-term to the long-term. The Company’s risk oversight processes and disclosure controls and procedures are designed to appropriately escalate key risks to the Board as well as to analyze potential risks for disclosure. The Company has a management risk committee (the “Risk Committee”) that is responsible for overseeing and monitoring the Company’s risk assessment and mitigation-related actions. The Risk Committee is not a Board committee; instead, it is a cross-functional committee that includes members across many areas of expertise, including corporate audit, finance, legal, information technology, treasury, and business functions. This internal group identifies risks and mitigation strategies, and it provides key updates to executive officers and the Audit Committee.
We currently have an enterprise risk register and sub-registers for each of our three businesses, as well as compliance and finance. The Risk Committee uses these individual risk registers to create an enterprise risk register, which enables business units and the Risk Committee to facilitate strategic and operational planning processes while mitigating sustainability and other risks. Risks are prioritized primarily based on their potential financial impact and the probability of occurrence. The enterprise risk register is reviewed quarterly by executive management and the Audit Committee.
OVERSIGHT OF STRATEGY
The Board takes an active role in overseeing the Company’s strategic planning. The cornerstone of the Board’s strategic planning oversight is an annual session dedicated to a discussion of the Company’s strategy and corresponding financial considerations for each of the Company’s reporting segments and the Company as a whole. The Chair and CEO regularly reviews developments against the Company’s strategic framework at Board meetings and provides updates between regularly-scheduled sessions, as necessary, and the Chief Financial Officer similarly shares updates on the Company’s operational and financial performance against our strategic framework and near-term and long-range plans. Board engagement is integrated into management’s annual schedule for developing the multi-year long-range plan and gives the Board the opportunity to provide input while the long-range plan is being developed and to monitor progress on the plan. In addition, the Board and its committees (as applicable):
•Review the progress and challenges to the Company’s strategy and approve specific initiatives, including investments, acquisitions, divestitures and capital expenditures over a certain monetary threshold;
•Review trends identified as significant risks and topical items of strategic interest, such as the Company’s cybersecurity, on a regular basis;
•Hold at least one meeting per year at a Company facility where directors can tour the operations, engage directly with employees and experience first-hand the Company’s culture; and
•Regularly meet with senior management, including business segment Presidents and the Chief Information Officer and the Chief Innovation Officer who present to the Board.

OVERSIGHT OF SUSTAINABILITY
Oversight, guidance, and direction on sustainability topics — including our 2030 sustainability goals — are provided by the Board, who oversee management’s execution of our sustainability strategy. Our Directors’ Code of Conduct and Corporate Governance Guidelines provide that directors are expected to provide oversight, guidance and direction on sustainability issues and opportunities that have potential impact on the reputation and long-term economic viability of the Company. As used in the Directors’ Code of Conduct and Corporate Governance Guidelines, the term “sustainability” includes the concepts of: personal safety; environmental compliance; product stewardship; and the environmental and social impact of our global operations and the products we make and sell. In addition, the Compensation, Finance, and Governance and Nominating Committees maintain oversight of management’s responsibilities for particular aspects of sustainability associated with their respective areas. The Board committees periodically provide reports concerning these topics to the Board and the Board considers and discusses such reports.
SUCCESSION PLANNING
The Company actively engages in succession planning to ensure that it has sufficient depth and breadth of talent. The Board oversees workforce and senior management development primarily through its Compensation and Governance and Nominating Committees. In its oversight of senior management evaluation, development, and compensation, and its evaluation of executive officer performance and determination of executive compensation, the Compensation Committee regularly reviews with management and the Board employee composition, talent, diversity, and senior management development and succession plans. In addition, the Governance and Nominating Committee annually reviews the senior management continuity plan, which addresses contingency planning in the event of an unexpected absence of the CEO. The Board, with the CEO and Chief Administrative Officer, annually reviews executive talent and succession planning. The CEO presents an annual report on succession planning and evaluation of key executives. The CEO also recommends, and updates as appropriate, a successor to the Board for the CEO position in the event of an unexpected disability of the CEO.
STOCKHOLDER ENGAGEMENT
Our Board and management take a long-term, constructive view toward stockholder engagement. We gain invaluable feedback through our conversations that we incorporate into our Board and committee discussions. We recognize that stockholder feedback is critical to driving growth, creating value and, most importantly, being responsible stewards of stockholder capital. We greatly value investor feedback, and we seek to optimize our corporate governance practices by refining our policies, procedures and practices when appropriate. In addition to our stockholder outreach program and investor day described below, we also communicate with our stockholders through several other forums, including quarterly earnings calls, our annual and quarterly reports, proxy statements and other SEC filings, our annual meetings of stockholders, investor meetings and conferences and our

Investor Relations website. As part of our comprehensive engagement program, we have established a robust annual engagement cycle that allows us to capture and integrate stockholder feedback. Management continued their robust stockholder engagement efforts by regularly meeting with current investors, potential investors, and investment analysts each quarter in 2025. We also continued our corporate governance outreach program, which provides periodic opportunities for investors to share perspectives on matters such as corporate governance, executive compensation, and sustainability.
2025 ENGAGEMENT

2025 INVESTOR DAY
In May, we hosted our 2025 Investor Day at our world headquarters in Toledo, Ohio, which was attended by over 60 current and prospective stockholders. At the event, the executive leadership team highlighted the Company’s ability to drive growth and value creation through its updated enterprise strategy and presented financial goals through 2028, such as increasing the enterprise margin guide, growing revenue, delivering strong cash generation, returning significant capital to stockholders, and leveraging unique capabilities to drive long-term value creation.
COMMUNICATIONS WITH DIRECTORS
Stockholders and other interested parties may communicate with the Lead Independent Director or any other non-management director by sending an email to non-managementdirectors@owenscorning.com. All such communications are promptly reviewed by the General Counsel and/or the Vice President, Internal Audit for evaluation and appropriate follow-up. The Board has determined that communications considered to be advertisements, or other types of “Spam” or “Junk” messages, unrelated to the duties or responsibilities of the Board, should be discarded without further action. A summary of all other communications is reported to the non-management directors. Communications alleging fraud or serious misconduct by directors or executive officers are immediately reported to the Lead Independent Director. Complaints regarding business conduct policies, corporate governance matters, accounting controls, or auditing are managed and reported in accordance with the Company’s existing business conduct complaint procedure.
DIRECTOR QUALIFICATION STANDARDS
Pursuant to New York Stock Exchange (“NYSE”) listing standards, our Board has adopted Director Qualification Standards with respect to the determination of director independence that incorporate the independence requirements of the NYSE corporate governance listing standards. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Qualification Standards is available on our website at http://www.owenscorning.com. Using these standards, the Board determines whether a director has a material relationship with the Company other than as a director.
DIRECTOR INDEPENDENCE
With the assistance of legal counsel, the Governance and Nominating Committee reviewed the applicable legal standards for director and Board committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The Governance and Nominating Committee also reviewed reports of the answers to annual questionnaires completed by each of the independent directors and of transactions with director-affiliated entities. On the basis of this review, the Governance and Nominating Committee delivered recommendations to the Board and the Board made its independence and “audit committee financial expert” determinations based upon the Governance and Nominating Committee’s reports and recommendations.
The Board has determined that nine of the current ten directors are independent. Specifically, directors Collins, Cordeiro, Elsner, Festa, Lonergan, Mannen, Martin, Nimocks, and Williams are independent under the standards set forth in our Director Qualification Standards and applicable NYSE listing standards. Director Chambers is not independent. The Board also has determined that all of the directors serving on the Audit, Compensation, and Governance and Nominating Committees are independent and satisfy relevant requirements of the Securities and Exchange Commission (the “SEC”), the NYSE, and the respective charters of such committees.
EXECUTIVE SESSIONS OF DIRECTORS
Our Corporate Governance Guidelines specify that executive sessions or meetings of non-management directors without management present must be held regularly (at least three times a year) and at least one such meeting of non-management directors must include only independent directors. Currently, all of our non-management directors are independent. In 2025, the non-management directors met in executive session five times. Our Lead Independent Director presides over all executive sessions of the Board attended by the Lead Independent Director.
THE COMPANY’S POLICIES ON BUSINESS ETHICS AND CONDUCT
CODE OF BUSINESS CONDUCT POLICY
All of our employees, including our CEO, Chief Financial Officer, and Controller, are required to abide by the Company’s Code of Business Conduct Policy to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business. Employees are expected to report any conduct that they believe to be an actual or apparent violation of the Company’s Code of Business Conduct Policy. In addition, the Company maintains a helpline and reporting system with access available on an anonymous basis online, by email, or by telephone, and the Code of Business Conduct and reporting system are translated into multiple languages to ensure all our employees around the globe can understand it and report any violations in their primary languages.
ETHICS POLICY FOR CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS
The Company has adopted an Ethics Policy for Chief Executive and Senior Financial Officers that applies to our CEO, Chief Financial Officer, and Controller (“Senior Financial Officers”), which provides, among other things, that Senior Financial Officers must comply with all laws, rules, and regulations that govern the conduct of the Company’s business and that no Senior Financial Officer may participate in a transaction or otherwise act in a manner that creates or appears to create a conflict of interest unless the facts and circumstances are disclosed to and approved by the Governance and Nominating Committee or Audit Committee, as appropriate. Suspected violations of this policy also are expected to be reported through the anonymous reporting system described above.
The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have adopted and comply with such procedures.
DIRECTORS’ CODE OF CONDUCT
Our directors are required to comply with a Directors’ Code of Conduct, which is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. This code covers all areas of professional conduct relating to service on the Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations, sustainability and oversight of ethics, and compliance by employees of the Company.
INSIDER TRADING POLICY
Owens Corning has adopted an insider trading compliance policy (the “Insider Trading Policy”) that governs the purchase, sale, and/or other transactions of Owens Corning securities by its directors, officers and employees, and has implemented processes for the Company, that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards.
The Insider Trading Policy prohibits the Company’s officers, directors, and employees and related persons and entities from trading in securities of Owens Corning and other companies with whom the Company transacts business while in possession of material, nonpublic information. The Insider Trading Policy also generally prohibits the Company’s officers, directors, and employees from disclosing material, nonpublic information regarding Owens Corning.

The Insider Trading Policy requires that the Company’s executive officers and directors and other designated employees only transact in Owens Corning securities during open window periods. In addition, the Insider Trading Policy requires that the Company’s executive officers and directors and certain other designated employees obtain approval in advance of transactions in Owens Corning securities.
ACCESS TO COMPANY POLICIES
The full texts of our Code of Business Conduct Policy, Ethics Policy for Chief Executive and Senior Financial Officers and Directors’ Code of Conduct are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Corporate Secretary of the Company. To the extent required by applicable SEC rules or NYSE listing standards, we intend to post any amendments to or waivers from the Ethics Policy for Chief Executive and Senior Financial Officers to our website in the section titled “Corporate Governance.”
DIRECTOR ENGAGEMENT
DIRECTOR ATTENDANCE
Our directors are fully committed to their Board service and actively attend and participate in Board meetings and the committee meetings on which the director serves.
At each regular Board meeting, time is reserved for the independent directors to meet in executive session without the Chair and CEO present. Executive management regularly attends Board meetings to present information on our business and strategy, and Board members have access to our employees outside of Board meetings.
In 2025, there were five Board meetings. Each of our directors attended at least 75 percent of the meetings of the Board and committees on which he or she served. Board members are also expected to attend our Annual Meeting of Stockholders, and each of our director nominees for the 2025 Annual Meeting of Stockholders was present at such meeting.
SERVICE ON OTHER PUBLIC BOARDS (OVERBOARDING POLICY)
The Corporate Governance Guidelines state that directors who are employed full time as executives shall not serve on more than two publicly traded company boards (including service on the Company’s Board) and other directors shall not serve on more than four boards of publicly traded companies (including service on the Company’s Board). This is to ensure that our directors devote adequate time for preparation and attendance at Board and committee meetings, including the Annual Meeting of Stockholders.
The Company’s Audit Committee Charter states that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other publicly traded companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. The Corporate Governance Guidelines also state that directors should provide notice and submit a letter of resignation prior to assuming significant new job responsibilities or accepting positions on additional public or private company boards. The director’s letter of resignation is then considered by the Governance and Nominating Committee. As such, the Board maintains processes to review and approve directors’ membership on additional public company boards, even if those directors are still within the overboarding limits mentioned above.
Our Board believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors.

COMMITTEE MEMBERSHIP
The Governance and Nominating Committee and the Board understand the importance of bringing fresh and varied perspectives to the Board and its committees, whose composition the Governance and Nominating Committee evaluates at least annually.
When new directors are appointed to the Board, the Governance and Nominating Committee uses the opportunity to reevaluate whether the composition of the Board committees should evolve as well to ensure the appropriate depth of skills and experiences. The chart below shows committee membership, including those directors who serve as chair of a committee.

NAME	AUDIT	COMPENSATION	EXECUTIVE	FINANCE	GOVERNANCE AND NOMINATING
Collins(1)	X			X
Cordeiro(1)		X	X	C
Elsner(1)	X			X
Festa(1)		C	X		X
Lonergan(1)(2)			X		C
Mannen(1)*	C		X		X
Martin(1)	X			X
Nimocks(1)		X			X
Williams(1)		X		X
Chambers			C
2025 Meetings	8	7	-	4	4

C	=	Committee Chair	X	=	Committee Member	(1) = Independent	(2) = Lead Independent Director
* Ms. Mannen’s term will expire at the Annual Meeting due to her decision not to stand for re-election.

Each of the standing committees of our Board acts pursuant to a charter that has been approved by our Board. These charters are updated periodically and can be found on the Company’s website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Corporate Secretary of the Company.

THE AUDIT COMMITTEE
Maryann Mannen* (Chair) | Michelle Collins | Adrienne Elsner | Paul Martin
RESPONSIBILITIES
The Audit Committee is responsible for preparing the Audit Committee report required by SEC rules and assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, and legal compliance functions of the Company, including assisting the Board’s oversight of:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the Company’s independent registered public accounting firm’s qualifications and independence; and
•the performance of the independent registered public accounting firm and the Company’s internal audit function.
The Board has determined that directors Mannen, Collins, and Elsner are qualified as audit committee financial experts within the meaning of SEC regulations and that directors Mannen, Collins, Elsner, and Martin are financially literate within the meaning of the NYSE listing standards. All directors serving on the Audit Committee are independent.
* Ms. Mannen’s term will expire at the Annual Meeting due to her decision not to stand for re-election.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the Annual Report on Form 10-K with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP per the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
By the Audit Committee:
Maryann T. Mannen, Chair
Michelle T. Collins
Adrienne D. Elsner
Paul E. Martin

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2026, subject to ratification by our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The aggregate fees billed and services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2025 and 2024 are as follows (in thousands):

	2025	2024

Audit Fees (1)	$9,451	$10,302
Audit-Related Fees (2)	29	1,820
Tax Fees (3)	326	848
All Other Fees (4)	2	2
TOTAL FEES	$9,808	$12,972
(1)Audit fees for each of the years ended December 31, 2025 and December 31, 2024 consist of the audit of the Company’s consolidated financial statements, including effectiveness of internal control over financial reporting, reviews of the Company’s quarterly financial statements, subsidiary statutory audits, and agreed-upon procedures related to reports filed with regulatory agencies. Audit fees for the year ended December 31, 2024 also include fees for consents and comfort letters.
(2)Audit-related fees for each of the years ended December 31, 2025 and December 31, 2024 consist of the fees for attestation services. Audit-related fees for the year ended December 31, 2024 also include fees for the audit of the Company’s global Glass Reinforcements business carve-out financial statements.
(3)Tax fees consist of compliance, consulting, and transfer pricing services.
(4)All other fees for each of the years ended December 31, 2025 and December 31, 2024 consist of accounting research and disclosure software licenses.
It is the Company’s practice that all services provided by its independent registered public accounting firm be pre-approved either by the Audit Committee or by the Chair of the Audit Committee pursuant to authority delegated by the Audit Committee. No part of the independent registered public accounting firm services related to the Audit-Related Fees, Tax Fees, or All Other Fees listed in the table above was approved by the Audit Committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE COMPENSATION COMMITTEE
Alfred Festa (Chair) | Eduardo Cordeiro | Suzanne Nimocks | John Williams
RESPONSIBILITIES
The Compensation Committee is responsible for oversight of the Company’s executive compensation, including authority to determine the compensation of the executive officers, and for producing an annual report on executive compensation in accordance with applicable rules and regulations. The Compensation Committee may delegate power and authority to its Chair or subcommittees of the Compensation Committee as it deems appropriate. However, the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard required to be exercised by the Compensation Committee as a whole. The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. The consultant’s fees will be paid by the Company.
The Compensation Committee also reviews the Company’s executive compensation programs on a continuing basis to determine that they are properly integrated and that payments and benefits are reasonably related to executive and Company performance and operate in a manner consistent with that contemplated when the programs were established.
The Compensation Committee also reviews the compensation of the Company’s directors, including an evaluation of how such compensation relates to director compensation of companies of comparable size, industry, and complexity and, if the Compensation Committee deems it appropriate, adopts or proposes to the Board for consideration, any changes to compensation.
In overseeing the Company’s policies concerning executive compensation for officers, the Compensation Committee:
•reviews at least annually the goals and objectives of the Company’s executive compensation plans and amends, or recommends that the Board amend, these goals and objectives if the Compensation Committee deems it appropriate;
•reviews at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives, and, if the Compensation Committee deems it appropriate, adopts or recommends to the Board the adoption of new, or the amendment of existing, executive compensation plans;
•evaluates annually the performance of the CEO in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, sets the CEO’s compensation level based on this evaluation;
•in consultation with the CEO, approves the pay structure, salaries, and incentive payments of all other executive officers of the Company, as well as the funding level of the Company’s annual and long-term incentive plans; and
•reviews and approves any severance or termination arrangements to be made with any executive officer of the Company.

COMPENSATION CONSULTANT
The Executive Vice President, Chief Administrative Officer, along with the Company’s Human Resources staff, support the Compensation Committee. In addition, the Compensation Committee has authority to engage the services of outside advisors, experts, and others to assist the Compensation Committee.
The Compensation Committee engaged the services of Meridian Compensation Partners, LLC (“Consultant”) during 2025 to serve as its independent outside compensation consultant to advise the Compensation Committee on all matters related to CEO and other executive officers, as well as director, compensation. Specifically, the Consultant provided relevant market data and trend information, advice, alternatives, and recommendations to the Compensation Committee, as further described in the “Compensation Discussion and Analysis.”

THE GOVERNANCE AND NOMINATING COMMITTEE
Edward Lonergan (Chair) | Alfred Festa | Maryann Mannen* | Suzanne Nimocks
RESPONSIBILITIES
The Governance and Nominating Committee (the “Committee” for purposes of this section) is responsible for:
•reviewing with the Board the appropriate skills and characteristics required of directors;
•recommending to the Board size and composition of the Board;
•identifying, screening, and recommending to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws, which selections shall be consistent with the Board’s criteria for selecting new directors;
•reviewing stockholder nominations for members of the Board;
•reviewing the suitability for continued service as director for each Board member when his or her term expires and when he or she has a significant change in status;
•developing and reviewing the corporate governance principles adopted by the Board and recommending any appropriate changes to the Board;
•considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the Board;
•overseeing the annual evaluation of the Board as a whole, Board committees, and the Chair and CEO;
•advising the Board Chair regarding meeting dates, agendas, and the character of information to be presented at Board meetings; and
•ensuring that the Board reviews plans for Board continuity and management recommendations for management continuity at least once a year.
* Ms. Mannen’s term will expire at the Annual Meeting due to her decision not to stand for re-election.

DIRECTOR NOMINATION PROCESS
The Committee evaluates potential candidates for Board membership on an ongoing basis. The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members, outside search firms, and stockholders. Where outside search firms are utilized, they may assist the Committee in identifying, evaluating, or recruiting potential nominees.

DIRECTOR QUALIFICATIONS
Pursuant to our Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, understanding the Company’s business environment, willingness to devote adequate time and efforts to Board responsibilities, ability to make independent analytical inquiries, and professional and personal diversity of, among other things, experience, knowledge, skills, and expertise. Nominees for director should demonstrate mature judgment, acumen, character, and integrity.
Pursuant to its charter, the Committee is responsible for identifying and recommending director nominees consistent with the director qualification criteria described above so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. In addition, the Committee is committed to including, in each third-party search for independent director candidates, qualified candidates who reflect diverse backgrounds, including, but not limited to, diversity of gender, race, and ethnicity. The Committee considers diversity expansively against the charter standard of enhancing the Board’s ability to manage and direct the affairs and business of the Company. The effectiveness of this process is assessed annually by the full Board as part of the Board self-evaluation process. The Committee believes that its consideration of diversity effectively implements the charter requirements. Through self-identification in director questionnaires, our director nominees are 55% diverse (33% gender diverse and 22% ethnically or racially diverse).

CONSIDERATION OF DIRECTOR CANDIDATES RECOMMENDED BY STOCKHOLDERS
Under its charter, the Committee is responsible for reviewing stockholder nominations for director. The Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources. Such recommendations should be submitted to the Corporate Secretary of the Company and should include information about the background and qualifications of the candidate, as well as any other information required by our Bylaws.

THE FINANCE COMMITTEE
Eduardo Cordeiro (Chair) | Michelle Collins | Adrienne Elsner | Paul Martin | John Williams
RESPONSIBILITIES
The Finance Committee is responsible for exercising oversight with respect to the Company’s material and strategic financial matters, including those related to investment policies and strategies, merger and acquisition transactions, financings, capital structure, and for advising Company management and the Board with respect to such matters.
Effective as of the Annual Meeting, the Finance Committee will be renamed the “Finance and Technology Committee.” The Finance and Technology Committee will retain all current Finance Committee responsibilities, as well as add responsibilities to its charter for oversight of the Company’s technology and innovation strategy, including emerging technologies (such as AI), information systems, and new product and process development. The Audit Committee will continue to oversee the Company’s cybersecurity risk management strategies. The Board added these responsibilities to better align its active oversight of the Company’s use of advanced digital tools and analytics to enhance efficiency, support customer growth and engagement, and strengthen market leadership, as well as its oversight of the enterprise strategy to leverage its unique innovation capabilities to create value for customers and stockholders.

THE EXECUTIVE COMMITTEE
Brian Chambers (Chair) | Eduardo Cordeiro | Alfred Festa | Edward Lonergan | Maryann Mannen*
RESPONSIBILITIES
The Executive Committee has the authority to act for the Board between meetings of the Board subject to its charter, applicable law, and NYSE listing standards.
* Ms. Mannen’s term will expire at the Annual Meeting due to her decision not to stand for re-election.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
There are no transactions with related persons, as defined in Item 404 of Regulation S-K, to report for the fiscal year ended December 31, 2025.
The Company has various written policies pertaining to related party transactions and actual or potential conflicts of interest by directors, officers, employees, and members of their immediate families. Specifically, pursuant to its charter, the Audit Committee is responsible for reviewing and approving transactions between the Company and any related person, as defined in Item 404 of Regulation S-K.
In addition, our Directors’ Code of Conduct provides, among other things, that a director who has an actual or potential conflict of interest:
•must disclose the existence and nature of such actual or potential conflict, as well as all facts known to him or her regarding the transaction that may be material to a judgment about whether to proceed with the transaction, to the Board Chair and Governance and Nominating Committee Chair; and
•may proceed with the transaction only after receiving approval from the Governance and Nominating Committee.

BENEFICIAL OWNERSHIP OF SHARES
The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) known by the Company to be the beneficial owners of more than 5% of the Company’s common stock as of February 17, 2026 (except as noted below). Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on outstanding shares of the Company’s common stock as of February 17, 2026.

NAME OF BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	PERCENT OF CLASS

The Vanguard Group(1)	9,815,685	12.21%
BlackRock, Inc.(2)	7,872,227	9.79%
(1)Based solely upon a Schedule 13G/A filed with the SEC on April 30, 2025, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, beneficially owned 9,815,685 shares of our common stock, with shared voting power over 56,192 shares, sole dispositive power over 9,684,032 shares and shared dispositive power over 131,653 shares as of March 31, 2025.
(2)Based solely upon a Schedule 13G/A filed with the SEC on January 21, 2026, BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, beneficially owned 7,872,227 shares of our common stock, with sole voting power over 7,605,241 shares and sole dispositive power over 7,872,227 shares as of December 31, 2025.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS
The following table contains information, as of February 17, 2026, unless otherwise indicated, about the beneficial ownership of the Company’s common stock by the Company’s executive officers and directors as a group and each named executive officer and director, individually, in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 80,383,165 outstanding shares of the Company’s common stock as of February 17, 2026. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

DIRECTORS AND EXECUTIVE OFFICERS	BENEFICIAL OWNERSHIP OF COMMON STOCK		RESTRICTED STOCK UNITS (5)	TOTAL (6)

Michelle T. Collins	1,594	(2)*	-	1,594
Eduardo E. Cordeiro	15,027	(2)*	-	15,027
Adrienne D. Elsner	17,801	(2)*	-	17,801
Alfred E. Festa	12,015	(2)*	-	12,015
Edward F. Lonergan	44,074	(2)*	-	52,255	(7)
Maryann T. Mannen	26,835	(2)*	-	26,835
Paul E. Martin	7,185	(2)*	-	7,185
Suzanne P. Nimocks	35,540	(2)*	-	35,540
John D. Williams	53,041	(2)*	-	53,041
Brian D. Chambers	313,108	*	51,677	364,785
Todd W. Fister	20,773	*	18,624	39,397
Gina A. Beredo	20,973	*	10,987	31,960
Nicolas Del Monaco	7,573	*	11,422	18,995
Rachel B. Marcon	691	*	14,928	15,619
Gunner S. Smith	10,632	(3)*	-	10,632
Christopher O. Ball	14,646	(4)*	-	14,646
Executive officers and directors as a group (18 persons) (1)	584,871	*	146,005	739,057
*    Less than 1% of outstanding shares.
(1)Mr. Smith and Mr. Ball no longer serve as executive officers, effective July 21, 2025 and April 27, 2025, respectively, and therefore are not included in the group calculation for executive officers and directors.
(2)Includes the following deferred stock units that could be distributed within 60 days in the event a non-employee director’s service on the Board is terminated: Mr. Cordeiro, 11,894; Ms. Elsner, 17,801; Mr. Festa, 12,015; Mr. Lonergan, 42,074; Ms. Mannen, 23,307; Mr. Martin, 7,185; Ms. Nimocks, 19,960; and Mr. Williams, 53,041.
(3)The number of shares beneficially owned by Mr. Smith are shares beneficially owned as of the date of his separation from the Company.
(4)The number of shares beneficially owned by Mr. Ball are shares beneficially owned as of the date of his separation from the Company.
(5)Unvested restricted stock units, which do not have voting or investment power.
(6)Does not include outstanding performance share units, which do not have voting or investment power, and which may vest from 0% to 200% in shares of common stock at the end of a three-year performance period.
(7)Mr. Lonergan’s total includes 8,181 deferred stock units that would not be distributed within 60 days in the event his service on the Board is terminated and do not have voting or investment power.

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
In this section of the Proxy Statement, we explain and discuss our 2025 executive compensation program. This discussion is intended to describe our compensation policies and provide a review of our significant compensation decisions for 2025. Our goal through this disclosure is to provide a better understanding, both in absolute terms and relative to our performance, of our executive compensation practices and the decisions made concerning the compensation payable to our Named Executive Officers (“NEOs”) listed in the “2025 Summary Compensation Table.”
EXECUTIVE SUMMARY
2025 BUSINESS HIGHLIGHTS
In 2025, Owens Corning delivered strong financial performance despite increasingly challenging market conditions, including weaker U.S. residential demand and an unusually quiet second-half storm season. The Company generated $10.1 billion in revenue from continuing operations and $2.3 billion in adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), achieving a 22% adjusted EBITDA margin from continuing operations* and marking its fifth consecutive year of 20%+ EBITDA margins. The Company also delivered significant cash flow and stockholder returns in 2025, while maintaining a disciplined balance sheet. Through dividends and share repurchases, the Company returned $1 billion of cash to stockholders during the year and increased its quarterly dividend by 15%.
The Company also completed the sale of its building materials business in China and Korea, which further aligned with the strategy to reshape the Company to focus on building products in North America and Europe. The Company continued to advance the integration of its Doors business, exceeding its $125 million run‑rate synergy target ahead of schedule.
Overall, we believe our incentive programs are aligned to stockholder value creation and these performance outcomes reflect our strong commitment to aligning pay and short- and long-term performance within our executive compensation programs.
* References to adjusted EBITDA margin refers to adjusted EBITDA margin from continuing operations. Reconciliation for adjusted EBITDA and adjusted EBITDA margin may be found on page 28 of our 2025 Form 10-K filed with the SEC on February 25, 2026.

2025 NAMED EXECUTIVE OFFICERS
Our NEOs for 2025 are set forth in the table below:

Brian D. Chambers Board Chair, President and Chief Executive Officer
Todd W. Fister Executive Vice President, Chief Financial Officer
Gina A. Beredo(1) Executive Vice President, Chief Administrative Officer and General Counsel
Nicolas Del Monaco(2) President, Roofing
Rachel B. Marcon(3) President, Doors
Gunner S. Smith(4) Former President, Roofing
Christopher O. Ball(5) Former President, Doors

(1) Ms. Beredo was appointed Chief Administrative Officer, effective March 1, 2025, as her scope of responsibilities was expanded to include Human Resources. She previously served as Executive Vice President, General Counsel and Corporate Secretary.
(2) Mr. Del Monaco assumed the role of President, Roofing, effective July 21, 2025. He previously served as President, Insulation.
(3) Ms. Marcon assumed the role of President, Doors, effective April 25, 2025. During 2025, she previously served as Vice President, General Manager, Asphalt Roofing until April 25, 2025 and Vice President, Managing Director, Global Nonwovens until April 1, 2025.
(4) Mr. Smith transitioned to an executive consultant on July 21, 2025 and served in such role through his separation from the Company on August 9, 2025.
(5) Mr. Ball transitioned to an executive consultant on April 25, 2025 and served in such role through his separation from the Company on May 31, 2025.

2025 INCENTIVE COMPENSATION OUTCOMES SUMMARY
Our executive compensation program is designed to attract, retain, and motivate experienced and talented executives who will drive business strategy and maximize stockholder value. We believe that a significant portion of the compensation paid to our executive officers should be closely aligned with our performance on both a short-term and long-term basis. Our goal is to structure compensation policies that promote sustainable growth and align with long-term stockholder interests while managing potential risks.
The compensation of our NEOs during 2025 reflects our financial results both for the current year and the three-year period ended December 31, 2025 and demonstrates that our compensation plans pay for performance as intended. For example:
•With lower profitability, the 2025 Corporate Incentive Plan ("CIP") delivered payout below target: CIP funding for 2025 corporate performance was based entirely upon adjusted EBITDA results. Due to weaker market conditions and lower volumes during 2025, overall our adjusted EBITDA performance, while above threshold, was below the target performance goal for 2025. This resulted in a payout on the adjusted EBITDA metric of 54% of target for the 2025 CIP. As a result, when coupled with individual performance achievement, annual incentive awards were paid to our NEOs ranging from 74% to 81% of target, all as further described below.
•Payouts on 2023-2025 long-term incentive awards were lower: Participating NEOs earned an aggregate payout of 131% of the target number of performance share units (“PSUs”) granted for the 2023-2025 performance cycle. This is comprised of (1) 124% of the target number of PSUs based on Total Shareholder Return (“TSR”), which lagged recent years’ performance results for this metric, (2) 191% of the target number of PSUs based on adjusted Return on Capital (“ROC”), which lagged recent years’ performance results for this metric and (3) 78% of the target number of PSUs based on adjusted Free Cash Flow Conversion (“FCFC”), which lagged recent years’ performance results for this metric.

2025 EXECUTIVE COMPENSATION PROGRAM
At our 2025 Annual Meeting, we provided our stockholders with the opportunity, on an advisory basis, to approve or vote against the compensation of our NEOs (Say-on-Pay). More than 89% of the votes counting towards the outcome of this proposal approved the NEOs’ compensation. The Compensation Committee (the “Committee” for purposes of this Compensation Discussion and Analysis) also considered this result in connection with its ongoing review of compensation policies and decisions in 2025. The Committee believes these voting results demonstrate substantial, continuing support for our NEO compensation program, and the Committee chose not to make any substantial mid-year changes to the existing program for 2025 specifically in response to the 2025 Say-on-Pay voting results. The Company considers stockholder feedback as it shapes its governance and executive compensation programs and policies, as well as its disclosures.
Considering the effectiveness of our programs and strong stockholder support, as evidenced by the Say-on-Pay vote outcome at our most recent Annual Meeting of Stockholders, the Committee generally kept the overall tenets of the program for 2025.
The following table summarizes the major elements of our standard 2025 executive compensation plans for the NEOs:

Base salary provides a base level of compensation sufficient to attract, retain and motivate executives. Annual incentive awards are paid in cash and motivate executives to meet and exceed Company and business financial goals, and individual performance objectives. Beginning in 2025, the Committee established adjusted EBITDA as the primary performance measure under the CIP. The Committee believes this adjusted non-GAAP measure is closely correlated with the creation of stockholder value and that it provides the most accurate measure of our ongoing core operating results, as well as is the most complete reflection of our Company’s financial performance. It also allows the Committee to more fully assess the Company’s productivity and efficiency, as well as to evaluate comparative results period-over-period. The Committee chose this metric because it keeps management focused on sustaining and improving the Company’s underlying business value each year.
The annually granted long-term incentive awards consisted of (1) restricted stock unit awards (“RSUs”) with a 3-year graded vesting schedule; and (2) PSUs based on our achievement of TSR, adjusted ROC, and adjusted FCFC metrics. Long-term incentive awards are settled in shares and provide equity-based compensation opportunities that align the interests of executives and stockholders.
In certain circumstances, the Committee may grant equity awards outside of the annual cycle for promotional or retention purposes. Additional details and rationale for all of our 2025 compensation decisions are provided later in the Compensation Discussion and Analysis.

HOW WE MAKE COMPENSATION DECISIONS
OUR EXECUTIVE COMPENSATION PHILOSOPHY
The Committee believes that executive compensation opportunities should drive sustainable results and deliver long-term stockholder return. This core philosophy is embedded in all aspects of our executive compensation program and is reflected in our program objectives.
COMPENSATION PROGRAM OBJECTIVES

PAY FOR PERFORMANCE	STOCKHOLDER ALIGNMENT	LONG-TERM FOCUS

A substantial majority of pay is variable, contingent, and directly linked to Company and individual performance.
The financial interests of executives are aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that correlate with long-term stockholder value.

For our NEOs, long-term stock-based compensation opportunities will significantly outweigh short-term cash-based opportunities. Annual objectives align with key elements of our strategic plan and enhance sustainable long-term performance.

COMPETITIVENESS	BALANCE	GOVERNANCE/COMMUNICATION

Total compensation should be sufficiently competitive to attract, retain, motivate, and reward a leadership team capable of maximizing the Company’s performance. Each element is generally compared to peers and the broader marketplace for executive talent.

Our compensation program is designed to be challenging, but fair. Executives should have the opportunity to earn market-competitive pay for delivering expected results. As results exceed expectations (both internal and external), pay levels may increase above market median levels. If performance falls below expected levels, actual pay may fall below market median levels.
Feedback from stockholders is solicited and, when applicable, factored into the design of our compensation program. Clear design enables ease of communication for all stakeholders.
ROLE OF THE COMMITTEE
The Committee, which consists of all independent directors, is responsible for overseeing the development and administration of our executive compensation program. In this role, the Committee approves all compensation actions concerning our CEO and the other NEOs. The Committee’s other responsibilities include:
•Reviewing at least annually the goals and objectives of the Company’s executive compensation plans and amending, or recommending that the Board amend, these goals and objectives if the Compensation Committee deems it appropriate;
•Reviewing at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives, and, if the Committee deems it appropriate, adopting or recommending to the Board the adoption of new, or the amendment of existing, executive compensation plans;
•Evaluating annually the performance of the CEO in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a Committee or together with the other independent directors, setting the CEO’s compensation based on this evaluation;
•In consultation with the CEO, approving the pay structure, salaries, and incentive payments of all other executive officers of the Company, as well as the funding level of the Company’s annual and long-term incentive plans; and
•Reviewing and approving any severance or termination arrangements to be made with any executive officer of the Company.
In determining the long-term incentive component of the CEO’s compensation, the Committee considers all relevant factors, including the Company’s performance and relative TSR, the value of similar awards to Chief Executive Officers of comparable companies, and the awards given to the CEO in past years. The Chief Administrative Officer and the Consultant assist the Committee with these responsibilities. The Committee’s charter, which sets out the Committee’s responsibilities, can be found on our website at: http://www.owenscorning.com.
ROLE OF THE COMPENSATION CONSULTANT
The Committee retained the services of the Consultant to serve as its executive compensation consultant for 2025. In this capacity, the Consultant advised the Committee on a variety of subjects consisting of compensation plan design and trends, pay for performance analytics, and comparative compensation norms. While the Consultant may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs.

The Consultant reported directly to the Committee, participated in meetings as requested and communicated with the Committee Chair between meetings as necessary. In 2025, the Consultant attended all of our Committee meetings.
The Committee reviewed the qualifications and assessed the independence of the Consultant during 2025. The Committee also considered and assessed all relevant factors, including those required by the SEC and the NYSE, which could give rise to a potential conflict of interest. Based on these reviews, the Committee did not identify any conflicts of interest raised by the work performed by the Consultant. The Consultant does not perform other services for or receive other fees from the Company. The Committee has the sole authority to modify or approve the Consultant’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement, and hire a replacement or additional consultant at any time.
COMPETITIVE POSITIONING
PEER GROUP
The Committee utilizes a peer group of 17 companies when assessing the competitiveness of executive compensation and the appropriateness of compensation program design. These companies are in the building materials industry, serve related markets, or use manufacturing processes similar to the Company, and have size (measured in annual sales, market capitalization or number of employees) or complexity comparable to the Company. The balance of company size/revenue, industry, global scope, and manufacturing footprint among the peer group as a whole helps maintain the peer group as an effective measure of our competitors for executive talent. This peer group is reviewed regularly by the Committee to help ensure the relevance of the companies to which we compare ourselves.
The peer group for 2025 compensation decisions was comprised of the following companies:

Ball Corporation	Mohawk Industries, Inc.
Builders FirstSource, Inc.	O-I Glass, Inc.
Carrier Global Corporation	PPG Industries, Inc.
Celanese Corporation	RPM International Inc.
Eastman Chemical Company	Stanley Black & Decker, Inc.
Fortune Brands Innovations, Inc.	The Sherwin-Williams Company
Johnson Controls International plc	Trane Technologies
Lennox International Inc.	UFP Industries, Inc.
Masco Corporation
Upon the acquisition of Masonite in mid-2024, the Committee conducted a full review of the compensation peer group to help ensure it remained an effective measure of the companies to which we compare ourselves. The primary selection criteria were publicly traded and/or publicly filing companies in the building materials industry with annual revenue comparable to that of the Company. Additional criteria included market capitalization, non-U.S. revenue, total assets, and number of employees. Upon this review and effective January 1, 2025, the Committee added Builders FirstSource, Inc., Carrier Global Corporation, Johnson Controls International plc and UFP Industries, Inc. as peer companies. In addition, the Committee removed A.O. Smith Corporation, Greif, Inc. and Louisiana-Pacific Corporation as peer companies.
While compensation data from the peer group serves as comparison data, the Committee supplements this information with data from compensation surveys covering general industry companies of similar size based on annual sales. This additional data, compiled by the Consultant, enhances the Committee’s knowledge of trends and market practices. The Company did not select the companies that comprise any of these survey groups, and the component companies’ identities were not a material factor in our compensation analysis.
MARKET MEDIAN COMPENSATION
To help ensure that our compensation program is appropriately competitive, the Committee believes the target opportunity of each standard compensation element (base salary, annual incentive, and long-term incentive) should generally align with market median practices. As such, the compensation opportunities, when granted, correspond to the market median practices of peer companies with additional performance criteria that awards significant value only when the Company outperforms the targets set by the Committee.
Individual pay opportunities may fall above or below these targets based on the executive’s performance and the Committee’s discretion. In exercising its discretion, the Committee considers Company and individual performance, time in job and experience, job scope, and any other factors that it determines to be relevant and consistent with program objectives and stockholder interests.

HOW WE STRUCTURE OUR COMPENSATION
PRINCIPAL ELEMENTS OF COMPENSATION
The following principal elements make up our NEOs’ compensation program:

CASH COMPENSATION		LONG-TERM INCENTIVES		RETIREMENT

Base Salary	Annual Incentive	Restricted Stock Units	Performance Share Units	401(k) Savings Plan Non-Qualified Deferred Compensation and Restoration Plan
CASH COMPENSATION
BASE SALARY
Each year, the Committee reviews recommendations from the CEO regarding base salary adjustments for all executive officers, including the NEOs. The Committee has discretion to modify or approve the CEO’s base salary recommendations and the CEO does not participate in the Committee’s determination of his own base salary. 2025 base salary decisions were generally influenced by job scope and responsibilities, experience, tenure, individual performance, retention risk, gaps to market median pay practices and internal equity. Each of Ms. Beredo, Ms. Marcon, and Mr. Del Monaco received a base salary increase in 2025 in connection with her or his mid-year role change and new responsibilities.
ANNUAL INCENTIVE
Annual incentives are delivered through the annual Corporate Incentive Plan (“CIP”). Target annual incentive opportunities for each of our NEOs did not materially increase in 2025 compared to 2024, other than with respect to Ms. Beredo and Ms. Marcon, who received an increase in connection with their mid-year role changes and new responsibilities. Funding under the 2025 CIP for all NEO awards was determined based on performance as measured against corporate and individual performance goals. Incentive awards for the NEOs are based 75% on corporate performance measures and 25% on individual performance. Award amounts for each component may be earned from 0% to 200% of targeted levels, based upon performance. The Committee assesses the individual performance of the CEO, and reviews and approves the CEO’s assessment of individual performance of the other NEOs in determining the individual performance component of CIP payouts. The overall corporate component is earned based upon the achievement of predetermined financial goals as described below. Awards are paid in the form of a lump-sum cash payment.
For 2025, the Committee selected adjusted EBITDA as the applicable financial performance metric given its measure of core operating performance and strong indication of the Company’s ability to generate cash flow. Adjusted EBITDA provides consistency in comparability with Company peers, making it an effective measure for evaluating performance and driving shareholder value. Given the critical focus on achieving sustainable, profitable growth, adjusted EBITDA performance is weighted at 75% within the annual incentive payout. Owens Corning (consolidated) adjusted EBITDA goals determine 40% of overall corporate funding, and performance of the Roofing, Insulation, and Doors businesses against their respective EBITDA goals each contribute 20% to overall corporate funding.
Funding for each of the corporate components of the CIP can independently vary based on consolidated or business performance. For 2025, identified performance requirements were as follows: Threshold performance (0% CIP funding); a performance requirement that corresponded with 50% CIP funding (Gate 1); a Target performance requirement that corresponded with 100% CIP funding (Target Funding); and a performance requirement that corresponded with 200% funding (Maximum Funding), as shown in the chart below.

For consolidated or business performance falling at or below Threshold, that portion of the award would not fund. Straight-line mathematical interpolation was used for performance falling between identified performance requirements. This straight-line mathematical interpolation is performed separately for Owens Corning adjusted EBITDA, and Roofing, Insulation, and Doors EBITDA performance, respectively. The results are aggregated by applying a 40% weight to consolidated funding and 20% weight to the funding of each business.
When establishing 2025 performance requirements, the Committee used a variety of guiding principles, including:
•The funding criteria and/or financial metrics used should correlate with stockholder value creation and remain consistent with key messages shared with our investors.
•Target performance levels generally correspond with the results and the business objectives called for in the Board-reviewed operations plan (a comprehensive strategic business plan for the Company) for the year. The operations plan should consider both macroeconomic indicators and analyst consensus. Whether the Target performance level can be attained is a function of the degree of difficulty associated with the operations plan.
•Identified performance requirements below Target will be set at a level of acceptable performance that warrants below-market compensation. CIP performance levels between Threshold and Target are intended to compensate participants below the targeted median, which the Committee believes is appropriate for a performance-based incentive plan.
•The Maximum performance level is also determined based on the Committee’s view of the degree of difficulty of the operations plan–the more difficult the operating plan and, therefore, the Target performance level, is to achieve, the less incremental performance (above Target performance) is required to reach the Maximum.
•The Maximum performance level will be set so that it is difficult to achieve and would deliver clear outperformance compared to the operating plan, with the mindset that Maximum performance significantly benefits the Company’s stockholders and warrants CIP funding at or near Maximum.
•CIP awards between Target and Maximum should reflect a level of performance that distinguishes the Company and its leaders and translates into increased stockholder value.
•To mitigate risk and ensure compliance with our pay for performance philosophy, widening the spread from “Entry” to “Target” and “Target” to “Maximum” should be considered.
•The Committee retains discretion to reduce awards or not pay CIP compensation to the NEOs even if the relevant performance targets are met, and to adjust performance targets based on timing and materiality of transactions, charges, or accruals.
•Based on timing of material transactions, the Committee may exclude the impact of a divestiture/acquisition (for example, not allow the additional EBITDA of an acquired business to fund the CIP), it being the Committee’s intent to avoid funding windfalls and reward acquisition synergy capture.
Individual performance goals for the CEO are established and reviewed by the Committee and Board at the beginning of each fiscal year (see goal setting discussion below). For the remaining NEOs, the CEO and each officer establish and agree upon performance objectives which serve as the individual performance goals for that officer for the year. At the close of each year, the Committee evaluates the performance of the CEO against the established performance goals, in addition to other factors described below, and determines the level of funding of the individual component of the award. Similarly, the CEO reviews performance of the other NEOs against their individual goals and based on this assessment and other factors described below, the CEO makes a recommendation to the Committee. The Committee then determines the actual payout under the individual component of the CIP for such NEOs based on the recommendations of the CEO and its discretion, all subject to overall CIP funding levels.

LONG-TERM INCENTIVE
We believe long-term incentive opportunities should align NEO behaviors and results with key enterprise drivers and the interests of stockholders over an extended period. Our standard long-term incentive program (“LTI”) is an equity-based program that uses a combination of RSUs and PSUs. For 2025 NEO awards, the mix of LTI vehicles was maintained as described below:
We believe the majority of awards should be performance-based and at-risk. Accordingly, the aggregate LTI award’s total value is allocated 40% to RSUs and 60% to PSUs, which are equally sub-divided into three types of PSUs. Each allocation is divided by the grant date stock price to determine the number of RSUs and target PSUs that are granted. Annual awards of RSUs generally vest at a rate of one-third per year over a three-year period and PSUs use three-year performance cycles, with a new three-year cycle beginning each year. Our TSR PSUs generally vest after the completion of the three-year performance period and deliver shares based on the Company’s total shareholder return relative to the companies that made up the TSR Comparator Group (as further described below), as of the beginning of the performance period. Our adjusted ROC PSUs generally vest after the completion of the three-year performance period and deliver shares based on achievement of predetermined adjusted return on capital metrics. Our adjusted FCFC PSUs generally vest after the completion of the three-year performance period and deliver shares based on achievement of predetermined free cash flow conversion metrics.

PERFORMANCE SHARE UNITS – TOTAL SHAREHOLDER RETURN
For the 2025-2027 performance cycle, the TSR PSUs will fund from 0% to 200% based upon the Company’s total shareholder return as a percentile of the companies included in the 2025 TSR Comparator Group as of the beginning of the performance period. The comparator group was selected as a peer group that is specific to our industry and aligned to our markets. Threshold funding (0% payout) for the TSR PSUs applies up to the 25th percentile of the TSR Comparator Group. Target funding (100% payout) is achieved at the 50th percentile. Maximum funding (200% payout) is earned at and above the 75th percentile. Any payout is determined on a straight-line mathematical basis for performance between Threshold and Target, and between Target and Maximum, and is capped at 100% if our TSR is negative. The following table depicts the payout opportunity for the 2025 TSR PSU award:

	FUNDING AS A % OF TARGET	OC TSR PERCENTILE

Threshold	0%	25TH
Target	100%	50TH
Maximum	200%	75TH
Effective January 1, 2025, the Committee implemented a new TSR Comparator Group for new TSR PSU grants, which was comprised of the companies below. The criteria used in determining the TSR Comparator Group includes: the size of the companies (measured in terms of annual revenue and market capitalization); industries and geographies in which the companies operate; stock price correlation and volatility relative to the Company.

A. O. Smith Corporation	Lennox International Inc.
Advanced Drainage Systems, Inc.	Masco Corporation
Allegion plc	Mohawk Industries, Inc.
Armstrong World Industries, Inc.	O-I Glass, Inc.
Ball Corporation	PPG Industries, Inc.
Builders FirstSource, Inc.	Resideo Technologies, Inc.
Carlisle Companies Incorporated	RPM International Inc.
Carrier Global Corporation	Stanley Black & Decker, Inc.
Celanese Corporation	The Sherwin-Williams Company
Eastman Chemical Company	Trane Technologies plc
Fortune Brands Innovations, Inc.	Trex Company, Inc.
JELD-WEN Holding, Inc.	UFP Industries, Inc.
Johnson Controls International plc
The 2025 TSR Comparator Group includes all constituents of our compensation peer group in addition to companies specific to our industry and markets. The Committee will continue to work with its Consultant and Company management to review the ongoing appropriateness of the companies in the TSR Comparator Group.

PERFORMANCE SHARE UNITS – RETURN ON CAPITAL
For the 2025-2027 performance cycle, ROC PSUs will fund from 0% to 200% based upon adjusted return on capital* achieved during each year of the three-year performance period. Each annual funding outcome will be averaged to determine the award payout. Adjusted return on capital for each fiscal year is calculated as adjusted EBIT* less adjusted taxes, divided by the sum of average net fixed assets, average working capital, goodwill, and intangibles. This formula may be adjusted for material transactions, accruals or charges as approved by the Committee and thus may differ from return on capital that may be discussed in the context of our financial statements and other public disclosures.
For the 2025-2027 performance cycle, 0% funding will be provided at or below threshold performance, which was set at 8.5% adjusted return on capital, as a proxy for the Company’s long-term cost of capital. Target performance, which would provide for 100% funding, was set at 14% adjusted return on capital. Maximum performance, which would provide for 200% funding, was set at 17% adjusted return on capital. Payout will be interpolated on a straight-line mathematical basis for performance between Threshold and Target, or between Target and Maximum. The following table depicts the payout opportunity for the 2025 ROC PSU award:

	FUNDING AS A % OF TARGET	2025-2027 ROC

Threshold	0%	8.5%
Target	100%	14%
Maximum	200%	17%

PERFORMANCE SHARE UNITS – FREE CASH FLOW CONVERSION
Free cash flow conversion is a non-GAAP measure calculated as net cash flow provided by operating activities less cash paid for property, plant, and equipment divided by adjusted earnings. This formula may be adjusted for material transactions, accruals, or charges as approved by the Committee and thus may differ from free cash flow conversion that may be discussed in the context of our financial statements and other public disclosures.
For the 2025-2027 performance cycle, the FCFC PSUs will fund from 0% to 200% based upon annual adjusted free cash flow conversion* during each year of the three-year performance period. Each annual funding outcome will be averaged to determine the award payout. For the 2025-2027 performance cycle, 0% funding will be provided at or below Threshold performance, which was set at 75% adjusted free cash flow conversion. Target performance, which would provide for 100% funding, was set at 90% adjusted free cash flow conversion. Maximum performance, which would provide for 200% funding, was set at 105% adjusted free cash flow conversion performance. Payout will be interpolated on a straight-line mathematical basis for performance between Threshold and Target, or between Target and Maximum. The following table depicts the payout opportunity for the 2025 FCFC PSU award:

	FUNDING AS A % OF TARGET	2025-2027 FCFC

Threshold	0%	75%
Target	100%	90%
Maximum	200%	105%
* See “Reconciliation of Financial Measures (Unaudited)” on page 76 of this Proxy Statement.

 EMPHASIS ON VARIABLE PAY
90% of our CEO’s and 80% of our other NEOs’ standard annual target compensation (base salary, target annual incentives, and target long-term incentives) is at-risk compensation directly contingent on performance. Actual annual incentives and long-term incentive awards are subject to the achievement of pre-established performance requirements and designed to align to stockholder value. Base salary and other fixed elements of compensation are essential to any compensation program and enable the recruitment and retention of top talent. However, we believe that variable compensation for our most senior executives should significantly outweigh base salaries.
Our 2025 NEO compensation reflects this philosophy. The following charts illustrate the target annual pay mix for our CEO and other NEOs for 2025. Note the significant portion of standard compensation that is at-risk and performance-based.

CEO	90% "At Risk" Compensation

74% Long-Term Incentive*	16% Annual Incentive	10% Base Salary

Other NEOs	80% "At Risk" Compensation

63% Long-Term Incentive*	17% Annual Incentive	20% Base Salary

* Long‑term incentive compensation reflects annual awards granted under the standard LTI program and excludes any one‑time, special, or off‑cycle grants.
HOW WE ASSESS PERFORMANCE
GOAL SETTING
Annually, the Committee establishes financial, strategic, and operational goals for the CEO related to three broad constituencies: stockholders, customers, and employees. The CEO’s goals are generally based upon the Company’s operations plan, which is reviewed by the Board.
Stockholder goals may include specific measurements of profitability, cash flow, capital efficiency, expense management, and outcomes related to sustainability and governance considerations. Customer goals may include new sources of revenue, geographic expansion, customer channel expansion, and new product development. Individual goals may include succession planning for key roles, improved workplace safety, improved leadership, and validation of program efficacy through external recognition.
We also believe it is important to embed compliance and risk management in all our business processes, including objective setting.

CEO PERFORMANCE ASSESSMENT
In December of each year, the CEO prepares a self-review, discussing the progress made toward each of his individual goals, as well as the Company’s overall financial and operating performance. Each non-management director participates in an evaluation of CEO performance. The Lead Independent Director, in conjunction with the Compensation Committee Chair, led the Board’s assessment of Mr. Chambers’ performance as CEO. The following table summarizes Mr. Chambers’ goals and achievements for 2025:

OBJECTIVE	RESULT

Safety & Sustainability
Deliver continuous improvement in safety performance through “Safer Together”. Make progress with our 2030 sustainability goals, including environmental impact of our greenhouse gas emissions and waste to landfill. Advance our leadership progress by focusing on a culture of appreciation and belonging through fostering an inclusive environment.

Implemented “Safer Together” operating system that delivered significantly improved safety performance in injury count and recordable incident rate, in both legacy Owens Corning sites and newly acquired Doors sites. Advanced progress toward the Company’s 2030 sustainability goals, achieving additional reductions in greenhouse gas emissions and landfill waste compared to 2024. Continued advancements in ensuring a culture of appreciation and bias-free employee experience.

Financial Performance
Deliver financial results that maximize our market opportunities and demonstrate operational flexibility. Maximize individual business results that outperform the market and deliver on key initiatives within each. Successfully implement new capacity leading to share gains and revenue growth.

Delivered resilient results within weaker market conditions, delivering positive price, higher productivity, and disciplined operating expenses to help offset lower volumes and inflation. Successfully commissioned three new production lines to support growth in nonwovens, laminate shingle, and XPS Foam.

Balance Sheet
Deliver strong free cash flow conversion as a percentage of adjusted net income, through management of working capital and capital expenditures. Execute capital allocation strategy that provides liquidity, maintains an investment-grade credit rating, and maintains our cash flow commitments to stockholders over the long term. Complete the sale of the building materials business in China and Korea and the Glass Reinforcements business.

Continued focus on managing working capital and capital expenditure investments in 2025. Returned $1 billion to stockholders through dividends and share repurchases, consistent with our Investor Day commitment. Increased dividend to stockholders by approximately 15%. Completed the sale of the building materials business in China and Korea and continued progress on the sale of the Glass Reinforcements business.

Enterprise Strategy
Translate strategy execution into value recognition for the enterprise. Continue to build acquisition capabilities and pipeline to support vision and strategy that will deliver long-term financial objectives and drive stockholder value creation.

Launched updated enterprise strategy at Investor Day event in May 2025. Built new capabilities and processes to support enterprise strategy and made changes commercially and operationally to improve the Company’s growth rates and performance. Integration of Masonite remains on track, exceeding planned synergies. Continued to evaluate acquisition opportunities and integration capabilities to support enterprise strategy.

Talent
Execute on talent development and succession plans.
Successfully transitioned several executive leadership roles including three new business unit Presidents and Chief Information Officer. Expanded roles for existing executive leadership including Chief Administrative Officer and General Counsel, and Chief Innovation Officer.

Board Leadership
Enable Board alignment with key operational, strategic, talent and sustainability initiatives, while ensuring strong governance and oversight. Recruit and onboard high quality board members.
Aligned a highly engaged Board on the key strategic, operational, and governance issues. Continued to leverage external experts to provide market and operational benchmarking relating to the Company’s enterprise strategy, valuation, and governance. Strong partnership with the new Lead Independent Director to ensure strategic and operational oversight. Leveraged Lincoln Electric Holdings, Inc. (Nasdaq: LECO) board experience to expand perspective and help ensure strong governance practices.

 DETAILS REGARDING 2025 PAY DECISIONS FOR NAMED EXECUTIVE OFFICERS
In this section, we review and explain the specific 2025 compensation decisions for each of our NEOs.
CORPORATE INCENTIVE PLAN
For 2025, CIP funding for corporate performance was based upon adjusted EBITDA. The consolidated performance criteria were set by the Committee in the first half of the year with target performance at $2,564 million. The funding targets and outcomes were as follows (dollars displayed in millions):

CIP METRIC	THRESHOLD (0% FUNDING)	GATE 1 (50% FUNDING)	TARGET (100% FUNDING)	MAXIMUM (200% FUNDING)	2025 ACTUAL*	FUNDING	WEIGHT

Consolidated Adjusted EBITDA	$1,795	$2,179	$2,564	$3,077	$2,266	61%	40%
Roofing EBITDA	$1,054	$1,280	$1,506	$1,807	$1,411	79%	20%
Insulation EBITDA	$650	$790	$929	$1,115	$846	70%	20%
Doors EBITDA	$254	$309	$363	$436	$232	—%	20%
				TOTAL FUNDING		54%
* For 2025, actual results were adjusted to exclude the impact of a completed divestiture.

Multiple factors were taken into consideration when setting CIP performance levels for 2025. Target level performance was set with consideration of external expectations and to align with projected levels of 2025 EBITDA as outlined in our Board-reviewed operations plan. Entry and Maximum performance levels were then established based upon the perceived degree of difficulty in achieving the EBITDA target level, with consideration for potential over or under performance.
Each NEO’s opportunity for the individual performance component (weighted at 25%) of the CIP is described below. Each NEO's opportunity was subject to discretion by the Committee based upon its assessment of the individual performance of each NEO for 2025. As described below, the factors considered in assessing individual performance were: the performance of business or functional areas for which the individual is accountable, achievement of predetermined qualitative goals, impact on the organization, and talent development.
Individual performance is based on a discretionary holistic assessment of the NEO’s overall performance. The Committee determined the CEO’s individual award based upon its assessment of his performance during 2025. For the other NEOs, the assessment was made by the CEO for each NEO on an individual basis and reviewed and approved by the Committee in its discretion. When assessing individual performance, the considerations by the CEO and the Committee included those referenced above when determining base salary, as well as a comparison among the NEOs to determine their relative contributions to the Company’s business results (including as further described below), with the goal to differentiate awards based on performance. The Committee received recommendations from the CEO, assessed his performance evaluation for each of the other NEOs and applied its judgment consistent with the factors described above to review and approve the CIP payouts for each NEO for 2025.
The table below summarizes each NEO’s maximum opportunity and actual funding under the corporate and individual components of the 2025 CIP. The accompanying narrative describes each NEO’s 2025 performance goals and the principal factors considered by the CEO in determining individual CIP attainment.

		CORPORATE PERFORMANCE (75% WEIGHTING)		INDIVIDUAL PERFORMANCE (25% WEIGHTING)
	TARGET CIP*	MAX OPPORTUNITY	ACTUAL FUNDING	MAX OPPORTUNITY	ACTUAL INDIVIDUAL AWARD	TOTAL

Brian D. Chambers	150%	$2,812,500	$759,375	$937,500	$656,250	$1,415,625
Todd W. Fister	100%	$1,125,000	$303,750	$375,000	$300,000	$603,750
Gina A. Beredo	83%	$856,730	$231,317	$285,577	$228,461	$459,778
Nicolas Del Monaco	85%	$782,186	$211,190	$260,729	$195,546	$406,737
Rachel B. Marcon	75%	$543,769	$146,818	$181,256	$122,348	$269,166
Gunner S. Smith	85%	$813,885	$—	$271,295	$—	$—
Christopher O. Ball	85%	$835,125	$—	$278,375	$—	$—
* Target CIP represented as a percentage of each NEO’s base salary. Target CIP percentages for Mses. Beredo and Marcon are each reflective of their target annual incentive opportunity increases associated with their mid-year role changes and are reflected as a blended Target CIP percentage for 2025.

Todd W. Fister, Executive Vice President, Chief Financial Officer
Mr. Fister served as Executive Vice President and Chief Financial Officer for the entirety of 2025. His key performance goals for 2025 included:
•Advancing safety and sustainability initiatives;
•Progress towards completing the sales of the building materials business in China and Korea and Glass Reinforcements business;
•Managing the balance sheet with a focus on capital adequacy, free cash flow conversion, forecasting, and external guidance;
•Maintaining effective financial controls and systems;
•Identifying and executing organic and inorganic growth opportunities; and
•Delivering a successful 2025 Investor Day while strengthening relationships with investors, analysts, bankers, rating agencies, and advisors.
As a result of his assessment of Mr. Fister’s performance, Mr. Chambers recommended the Committee approve a payout of 81% of Target under the annual CIP for him. This is comprised of 54% funding for the corporate component of the award opportunity and 160% funding of the individual component. The individual component reflects Mr. Fister’s successful execution of strategic priorities, including completion of the building materials business in China and Korea divestiture and integration of the Doors business, while advancing financial discipline and supporting growth initiatives. The Committee approved this award of $603,750.
Gina A. Beredo, Executive Vice President, Chief Administrative Officer and General Counsel
Ms. Beredo served as Executive Vice President, General Counsel and Corporate Secretary until March 2025, when she transitioned to Executive Vice President, Chief Administrative Officer and General Counsel upon expanding her scope to include Human Resources. In connection with her transition to Executive Vice President, Chief Administrative Officer and General Counsel, Ms. Beredo’s base salary increased to $685,000 and her target annual incentive opportunity increased to 85% of base salary. Her 2025 performance was assessed based on contributions in both roles. Key goals in her Chief Administrative Officer and General Counsel role included:
•Advancing safety and sustainability initiatives;
•Successfully integrating the Doors business and progress towards completing the sales of the building materials business in China and Korea and Glass Reinforcements business;
•Strengthening the Company’s governance profile;
•Elevating Board governance and Board oversight of key operational, strategic and talent matters;
•Providing M&A support across the enterprise; and
•Driving talent development, retention, and succession planning.
As a result of his assessment of Ms. Beredo’s performance, Mr. Chambers recommended the Committee approve a payout of 81% of Target under the annual CIP for her. This is comprised of 54% funding for the corporate component of the award opportunity and 160% funding of the individual component. The individual component reflects Ms. Beredo’s successful execution of strategic priorities, including completion of the building materials business in China and Korea divestiture and integration of the Doors business, in addition to immediate and meaningful impacts made with her expanded scope to include Human Resources. The Committee approved this award of $459,778.
Nicolas Del Monaco, President, Roofing
Mr. Del Monaco served as President, Insulation until July 2025, when he assumed the role of President, Roofing. Mr. Del Monaco’s base salary increased to $630,000 and his target annual incentive opportunity remained at 85% of base salary. His 2025 performance was evaluated based on contributions in both roles, with key goals in his Roofing role including:
•Advancing safety and sustainability initiatives;
•Delivering strong financial results for the Roofing business;
•Increasing market share through targeted strategic initiatives;
•Improving manufacturing performance and productivity through efficiency and quality improvements; and
•Developing and retaining talent while strengthening succession plans.
As a result of his assessment of Mr. Del Monaco’s performance, Mr. Chambers recommended the Committee approve a payout of 78% of Target under the annual CIP for him. This is comprised of 54% funding for the corporate component of the award opportunity and 150% funding of the individual component. The individual component reflects Mr. Del Monaco’s impactful leadership during his transition from the Insulation business to the Roofing business, ensuring continuity and positioning both businesses for long-term success. Additionally, Mr. Del Monaco successfully navigated challenging market conditions while driving operational improvements and advancing strategic initiatives. The Committee approved this award of $406,737.
Rachel B. Marcon, President, Doors
Ms. Marcon served as Vice President and Managing Director, Global Nonwovens and Vice President and General Manager, Asphalt Roofing prior to assuming the role of President, Doors in April 2025. In connection with this new General Manager, Asphalt Roofing role, her base salary increased to $450,000, and her target annual incentive opportunity remained at 50% of base salary. Following her subsequent promotion to President, Doors later in April, her base salary increased to $500,000 and her target annual incentive opportunity increased to 85% of base salary. Her 2025 performance was assessed based on contributions in all roles, with key goals in her President, Doors role including:
•Advancing safety and sustainability initiatives;
•Successfully integrating the Doors business into Owens Corning;
•Driving market share growth and operational performance through network optimization and quality improvement;
•Establishing a collaborative, transparent operating model to enable efficient business growth; and
•Leading talent development, retention, and succession planning.
As a result of his assessment of Ms. Marcon’s performance, Mr. Chambers recommended the Committee approve a payout of 74% of Target under the annual CIP for her. This is comprised of 54% funding for the corporate component of the award opportunity and 135% funding of the individual component. The individual component reflects Ms. Marcon’s exceptional leadership in managing a seamless transition of her general management responsibilities prior to her appointment as President, Doors. She also delivered significant operational improvements for the Doors business by optimizing the manufacturing footprint and controlling operational expenses. The Committee approved this award of $269,166.
Gunner S. Smith, Former President, Roofing
Mr. Smith left the Company in August 2025. As a result of his departure, Mr. Smith’s individual performance for 2025 was not assessed and he received no payout for the annual CIP.
Christopher O. Ball, Former President, Doors
Mr. Ball left the Company in May 2025. As a result of his departure, Mr. Ball’s individual performance for 2025 was not assessed and he received no payout for the annual CIP.
OTHER BONUSES
In connection with his appointment as President, Doors upon the closing of the Masonite acquisition in May 2024, Mr. Ball was awarded a one-time cash integration bonus opportunity of $1,250,000, approved by the Committee to recognize his leadership in successfully integrating the Doors business within Owens Corning. The bonus was contingent on continued employment through the one-year anniversary of closing. Mr. Ball satisfied these conditions and the bonus was paid in May 2025.
In connection with his transition to President, Roofing, Mr. Del Monaco was awarded a cash transition bonus opportunity of $500,000, payable in two equal installments of $250,000. Mr. Del Monaco was paid the first installment of the transition bonus in July 2025, and the second installment of such bonus will be paid on the one-year anniversary of his promotion.
In connection with her transition to Vice President and General Manager, Asphalt Roofing in April 2025, Ms. Marcon was paid a cash transition bonus of $225,000, designed to support retention during significant leadership changes and continuity in key businesses.

LONG-TERM INCENTIVE PLAN
The target value of the 2025 annual LTI grants under our typical program as described above for the NEOs versus prior year grants (as applicable) are described below. To determine the 2025 grant levels, the Committee considered a variety of factors including individual performance, prior year awards (as applicable), market median LTI award levels, total compensation versus market median, and the Company’s year-over-year performance. The actual accounting charge for these awards is determined under ASC Topic 718 and may be more or less than the target value the Company uses internally for grant size determination.

	2024 LTI AWARD*	2025 LTI AWARD

Brian D. Chambers	$7,500,000	$9,000,000
Todd W. Fister**	$1,600,000	$4,000,000
Gina A. Beredo	$1,200,000	$2,000,000
Nicolas Del Monaco	$—	$1,300,000
Rachel B. Marcon	$—	$350,000
Gunner S. Smith***	$1,300,000	$3,000,000
Christopher O. Ball	$—	$2,000,000
* 2024 LTI award information is provided for NEOs in fiscal year 2024.
** The 2025 LTI award for Mr. Fister was outsized to recognize his exceptional performance and to promote retention and continuity within the executive leadership team.
*** The 2025 LTI award for Mr. Smith was increased to recognize his exceptional performance, expanded responsibilities and to reinforce retention.

In addition to the regular annual LTI grants described above, in 2025 the Company granted (1) to Mr. Del Monaco, a one-time RSU grant with a target value of $250,000 in connection with his transition to President, Roofing and (2) to Ms. Marcon, a one-time RSU grant with a target value of $1,000,000 in connection with her transition to Vice President and General Manager, Asphalt Roofing. Each of these one-time RSU grants was made under the Owens Corning 2023 Stock Plan and is subject to a three-year cliff vesting period.
For the 2023-2025 LTI performance cycle that completed at the end of 2025, funding criteria for the PSUs were based on the Company’s: (1) TSR performance relative to the 2023 TSR Performance Comparator Group, (2) ROC performance, and (3) FCFC. The overall PSU payout percentage for the 2023-2025 performance cycle was 131% with the aggregate payout comprised of each individual performance metric’s attainment and respective payout.
With regard to the 2023-2025 Total Shareholder Return metric, the scaled payout opportunities for percentile performance matched the design described above for the 2025-2027 TSR PSUs. In terms of actual results, the Company’s stock performed at the 56th percentile versus companies in the index, resulting in 124% funding.
The Company’s 2023-2025 ROC awards utilized the following payout structure: 0% funding was provided for threshold performance; target performance resulted in 100% funding; maximum performance resulted in 200% funding; and payouts were to be interpolated on a straight-line mathematical basis for performance between threshold and target or between target and maximum levels. Actual performance resulted in a payout of 191% of target. Specifically, the Company’s ROC performance for 2023, 2024, and 2025 was 21.8%, 24.4%, and 21.1% respectively, against the threshold of 8.5%, the target of 18.0% and the maximum of 22.0%.
The Company’s 2023-2025 FCFC awards utilized the following payout structure: 0% funding was provided for threshold performance; target performance resulted in 100% funding; maximum performance resulted in 200% funding; and payouts were to be interpolated on a straight-line mathematical basis for performance between threshold and target or between target and maximum levels. Actual performance resulted in a payout of 78% of target. Specifically, the Company’s FCFC performance for 2023, 2024, and 2025 was 94.9%, 95.8%, and 87.9%, respectively, against the threshold of 75%, the target of 98% - 102% and the maximum of 110%.
As noted above, ROC and FCFC performance reflects adjustments for material transactions, accruals, or charges as approved by the Committee, and thus may differ from our return on capital and free cash flow conversion discussed in our financial statements and other public disclosures. The value of the 2023-2025 LTI grant payouts is included in the “2025 Option Exercises and Stock Vested Table.”
Beginning with the 2026-2028 performance cycle, the Committee, in consultation with the Consultant, approved changes to the PSU award design to further align long‑term incentives with the Company’s strategic priorities and stockholder interests. Specifically, the standalone TSR metric will be replaced with Adjusted EBITDA Margin Percentage, which the Committee believes is a more direct measure of operational efficiency and profitability. In addition, a relative TSR modifier will be introduced and applied to the overall PSU payout, based on the Company’s TSR performance compared to its peer group. This modifier will wrap around all three PSU metrics — ROC, FCFC, and Adjusted EBITDA Margin Percentage — to help ensure that payouts reflect both strong internal execution and competitive returns for shareholders. These changes are intended to strengthen the link between pay and performance by balancing operational excellence with market-based outcomes.
CEO AND OTHER NEO TOTAL DIRECT COMPENSATION DECISIONS
The following tables summarize the Committee’s decisions for the 2025 performance year. Unlike the 2025 Summary Compensation Table, which includes the grant date fair value of long-term incentive awards granted in calendar year 2025, Total Direct Compensation shown in the following tables instead includes the grant date value of long-term incentive awards granted in February 2026, which reflect an assessment of 2025 performance. This table should not be viewed as a replacement for the 2025 Summary Compensation Table or other compensation tables set forth below.
Brian D. Chambers, Chair and Chief Executive Officer, Total Direct Compensation

COMPENSATION ELEMENT	2025

2025 Base Salary	$1,250,000
2025 Annual Incentive Earned	$1,415,625
2026 Grant of Restricted Stock Units	$3,700,000
2026 Grant of Performance Share Units	$5,550,000
TOTAL DIRECT COMPENSATION	$11,915,625
2025 Other NEO Total Direct Compensation

COMPENSATION ELEMENT	TODD W. FISTER	GINA A. BEREDO	NICOLAS DEL MONACO	RACHEL B. MARCON	GUNNER S. SMITH	CHRISTOPHER O. BALL

2025 Base Salary	$750,000	$685,000	$630,000	$500,000	$725,000	$655,000
2025 Annual Incentive Earned	$603,750	$459,778	$406,737	$269,166	$—	$—
2026 Grant of Restricted Stock Units	$1,000,000	$800,000	$600,000	$520,000	$—	$—
2026 Grant of Performance Share Units	$1,500,000	$1,200,000	$900,000	$780,000	$—	$—
TOTAL DIRECT COMPENSATION	$3,853,750	$3,144,778	$2,536,737	$2,069,166	$725,000	$655,000
 ADDITIONAL COMPENSATION PRACTICES
STOCK OWNERSHIP GUIDELINES AND HOLDING REQUIREMENTS
Stock ownership guidelines for our officers and directors are designed to closely link their interests with those of our stockholders. These stock ownership guidelines provide that the CEO must own stock with a value of six times his base salary and each other NEO must own stock with a value of three times his or her base salary. As of the date of this Proxy Statement, all NEOs hold stock in excess of the applicable ownership guidelines. Outside directors are required to own shares with a value of five times the maximum annual cash retainer. All outside directors with more than three years of tenure hold stock in excess of the ownership guidelines applicable to our directors. The Company does not have a specific period of time in which executives must meet their stock ownership requirements; however, executives are required to hold all shares of stock (on a net, after-tax basis) that have been granted by the Company until ownership requirements are met. Executives are also not required to purchase stock to satisfy their ownership requirements. All shares granted by the Company (including shares underlying unvested RSUs and vested but deferred stock, but not including shares underlying unvested PSUs) are counted toward satisfaction of the stock ownership requirement. Directors are required to meet the holding requirement within five years of joining the Board and are required to hold all stock until ownership requirements are met. For further details on actual ownership, please refer to the “Security Ownership of Executive Officers and Directors” table provided earlier in this Proxy Statement.
COMPENSATION-BASED RISK ASSESSMENT
The Committee believes that although the majority of compensation provided to the NEOs is performance-based, our compensation programs for all employees do not encourage behaviors that pose a material risk to the Company. The design of our employee compensation programs encourages balanced focus on both the short-term and the long-term operational and financial goals of the Company. The Company reviewed the risks associated with its global compensation program and reviewed the results with the Committee during 2025. As a result, the Committee continues to believe that there are no risks arising from employee compensation programs that are reasonably likely to have a material adverse effect on the Company.

TIMING OF EQUITY AWARDS
The Company does not have any program, plan, or practice to time equity grants in coordination with the release of material, non-public information. Annual awards of RSUs and PSUs are granted on the date of the Committee’s February meeting. The Company may also grant equity awards to newly-hired or promoted executives, effective on the start or promotion date. Any other equity grants are generally approved and made by the Committee at appropriate times, including depending on the specific facts and circumstances regarding the grants, as identified by or to the Committee.
PERQUISITES
The Committee reviews its perquisites policy and determines perquisites annually. The Company provided limited reimbursement to the NEOs for tax preparation, estate planning and other financial services up to $10,000 annually with no tax gross-up. We provide this benefit to help our NEOs have more time to focus on their executive duties, without coming at the expense of certain personal time needed to focus on tax, estate planning and other personal financial matters. Certain expatriate allowances, relocation reimbursements, and tax equalization payments, as well as gross ups on these benefits, are made to employees assigned to work outside their home countries. This is designed and intended to yield neither an economic benefit nor detriment to these NEOs because of their international assignment. The Company provided, at modest expense, annual health physicals for our executive officers. We provide this benefit to help preserve our investment in our NEOs by encouraging them to maintain healthy lifestyles and to be proactive in their preventative healthcare. In addition, in 2025, spouses or guests of NEOs could travel, on a space available basis, on the Company’s corporate aircraft when already being used for business trips. Such travel had limited or no incremental cost to the Company. On such occasions, the NEO was subject to imputed income at the applicable Standard Industrial Fare Level rates for any personal passengers attributable to him or her on that flight. Except for the CEO, in instances where a spouse or guest of a NEO accompanied the NEO on business travel, specifically at the request of the Company, the Company provided a tax gross up on the imputed income attributed to the spouse or guest’s travel. The Company does not provide tax gross-ups for the travel of the CEO’s spouse or guests. Mr. Chambers also uses the Company’s corporate aircraft to attend Lincoln Electric Holdings, Inc. board meetings. While the CEO’s use of the corporate aircraft to attend an outside public company’s board meetings is disclosed as a perquisite under SEC rules, the Committee believes such use of the corporate aircraft by the CEO serves an appropriate business purpose in furtherance of the Company’s interests. After considering the associated efficiencies of, and the relative safety and security provided in connection with Mr. Chambers' use of the Company's corporate aircraft for this purpose (as well as the increased effectiveness of Mr. Chambers as the Company’s CEO resulting from his participation on the Lincoln Electric board), the Committee approved Mr. Chambers’ personal use of the corporate aircraft to attend Lincoln Electric board meetings.
DEFERRED COMPENSATION PLAN
The Company maintains a nonqualified deferred compensation plan under which certain employees, including the NEOs, are permitted to defer receipt of some or all of their base salary and cash incentive awards under the CIP. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Company stock. The deferred compensation plan is not funded, and participants have an unsecured commitment from the Company to pay the amounts due under the plan. When such payments become distributable, the cash will be distributed from general assets.
The Company also provides a 401(k) restoration match to restore benefits that are limited in the qualified 401(k) Savings Plan due to IRS rules. The benefit is calculated as the Company contribution the employee would have received absent IRS pay limits and nonqualified deferrals, less the actual Company contribution to the 401(k) Savings Plan. Eligible participants must be employed at the end of the calendar year to receive this benefit, which is added to unfunded deferred compensation accounts annually and administered to comply with Section 409A of the Internal Revenue Code.
In addition, certain employees, including NEOs, may voluntarily defer receipt of some or all of their stock-based awards granted under the LTI program.
We provide the opportunity to defer compensation in an effort to maximize the tax efficiency of our compensation program. We believe that this benefit, along with the 401(k) restoration match, is an important retention and recruitment tool as many of the companies with which we compete for executive talent provide similar plans to their executive employees.
POST-TERMINATION COMPENSATION
We have entered into severance agreements with our NEOs and these agreements were approved by the Committee. The severance agreements were adopted for the purpose of providing for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause (as this term is defined in the severance agreements). We believe that these agreements are important to recruiting and retaining our officers, as many of the companies with which we compete for executive talent have similar agreements in place for their executive employees. Based on practices among peer companies and consistent with the interests and needs of the Company, the Committee determined an appropriate level of severance payments and the circumstances that should trigger such payments. Therefore, the severance agreements with the NEOs provide, under certain termination scenarios, up to two years of pay and benefits. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid in the same manner as the regular payroll over a 24-month period. Health care coverage provided under the severance agreements is provided in kind. Additional specific information regarding potential payments under these severance agreements is found under the heading, “Potential

Payments upon Termination or Change-in-Control.” The “Payments Upon Termination or Change-In-Control Table” also includes specific information regarding the treatment of equity grants under various scenarios.
DISCLOSURE OF SPECIFIC INCENTIVE TARGETS
With respect to both the CIP and LTI, detail on the specific financial performance targets under these criteria for performance periods completed in their entirety during the reporting period has been disclosed above. However, certain performance targets for ongoing and future performance periods may not be disclosed because they are substantially based on the prospective strategic plans and corporate objectives of the Company, and disclosure of these prospective specific performance targets is not material to an understanding of our NEO compensation for 2025. Such performance goals do not at this time have a material impact on the compensation actually received in, or attributable to, the 2025 reported period. As described above, and as evidenced by the targets and outcomes described for the completed performance periods for the incentive compensation plans, the performance targets selected have a degree of difficulty which the Committee considers to be challenging but achievable. The Committee establishes the goals at the beginning of the performance period at levels that reflect our internal, confidential operations plan. These goals generally require a high level of financial performance in the context of the current business climate and over the performance periods to be achieved.

COMPENSATION GOVERNANCE PRACTICES
We consider it to be good governance to monitor the evolution of compensation best practices. Some of the most important practices incorporated into our program include the following:

WHAT WE DO
✓	Review of Pay for Performance. The Committee regularly reviews the relationship between compensation and Company performance.

✓
Median Compensation Targets. All compensation elements for our executives are initially targeted at the median of our competitive marketplace for talent and positioned within a reasonable range based on actual experience and performance.

✓
Performance Metrics. The Committee annually reviews performance goals for our annual and long-term incentive plans to assure the use of challenging, but fair metrics and targets. Additionally, the Committee reviews the cost of our plans at various performance levels to help ensure that stockholders are appropriately benefiting from performance outcomes.

✓
Clawbacks. Under the Company’s Clawback Policy, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (an “Accounting Restatement”), the Company will promptly recoup any erroneously awarded compensation received by each current or former executive officer covered by the Clawback Policy during an applicable three-year recovery period. “Erroneously awarded compensation” for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures. The Committee will determine, in its sole discretion, the timing and method for recouping such erroneously awarded compensation. In general, the Company may utilize a broad range of recoupment methods under the Clawback Policy, but recovery under the Clawback Policy may be foregone under limited, specific circumstances as described in the Clawback Policy (where recovery would be impracticable because the third-party direct expense of recovery exceeds the amount to be recovered, recovery would violate certain identified laws, or recovery would cause an otherwise tax-qualified, broad-based plan to fail to continue to so qualify). The Company may not indemnify any such executive officer against the loss of such erroneously awarded compensation. Current executive officers covered by the Clawback Policy are expected to acknowledge being subject to the Clawback Policy.
In addition, the Company has also adopted a Supplemental Clawback Policy for good governance purposes. The Supplemental Clawback Policy is administered by the Company’s executive management. Under the Supplemental Clawback Policy, in the event the Company is required to prepare an Accounting Restatement and executive management determines that any salaried employee’s error or omission caused or otherwise contributed to the Accounting Restatement, the executive management may determine that the Company is entitled to recoup any erroneously awarded compensation received by such employee during an applicable three-year recovery period (except that, for purpose of the Supplemental Clawback Policy, such recovery does not need to be conducted without regard to any taxes paid). Further, if the executive management determines that an executive officer has engaged in Detrimental Conduct, the executive management, in its sole discretion, may recoup all or part of such employee’s bonus, commission, equity-based or other incentive compensation vested or paid during three years prior to the commencement of the Detrimental Conduct, and may cancel all or part of such employee’s unvested or unpaid bonus, commission, equity-based or other incentive compensation. “Detrimental Conduct” generally means such employee’s fraud, willful misconduct, dishonesty, violation of Company or affiliate policy, commission of certain criminal acts, conduct in violation of federal or other applicable securities laws, gross negligence or willful misconduct in a supervisory or risk management capacity, or breach of material obligation to the Company or its affiliates. The executive management will determine in its sole discretion whether or not any salaried employee has engaged in Detrimental Conduct and the amount or value to be reimbursed or forfeited under the Supplemental Clawback Policy. In general, the Company may utilize a broad range of recoupment methods under the Supplemental Clawback Policy, and recovery under the Supplemental Clawback Policy is subject to substantial executive management discretion and judgment, as described in the Supplemental Clawback Policy.

✓
Meaningful Stock Ownership Guidelines. Our stock ownership requirements are rigorous: six times base salary for the CEO, three times base salary for other continuing NEOs, and five times maximum annual cash retainer for Board members.

✓
Review of Compensation Peer Group. Our compensation peer group is reviewed regularly by the Committee and adjusted, when necessary, to help ensure that its composition remains a relevant and appropriate comparison for our executive compensation program.

✓	Review of Committee Charter. The Committee reviews its charter annually to consider the incorporation of modern governance practices.

✓
Stockholder Outreach. We regularly solicit feedback from our stockholders on our executive compensation programs and corporate governance, and when applicable, incorporate such feedback into our compensation structure going forward.

✓	Restrictive Covenants. Our NEOs must adhere to restrictive covenants upon separation from the Company, including non-compete, non-solicitation and non-disclosure obligations.

✓
Market-Competitive Retirement Programs. We eliminated defined benefit pension benefits for U.S. salaried employees hired after January 1, 2010 and froze existing salaried pension benefits to future accruals at the same time. Our NEOs participate in the Company’s 401(k) plan and are eligible for a Company match on amounts in excess of statutory limits.

WHAT WE DON'T DO

✗
No Hedging; No Pledging. Our Insider Trading Policy prohibits trading and/or entering into hedging transactions at any time in publicly traded options, puts, calls, straddles, strips or any other securities derived from or relating to Company securities for all those subject to the policy, which includes all directors, executive officers and employees. The policy also prohibits our directors, executive officers and all other employees from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

✗	No Excise Tax Gross-Ups. Parachute excise tax reimbursements and gross-ups will not be provided in the event of a change-in-control.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
By the Compensation Committee:
Alfred E. Festa, Chair
Eduardo E. Cordeiro
Suzanne P. Nimocks
John D. Williams

NAMED EXECUTIVE OFFICER COMPENSATION
2025 SUMMARY COMPENSATION TABLE
The following tables provide information on total compensation paid to the CEO, the CFO and the other NEOs.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON- EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Brian D. Chambers Board Chair and CEO	2025	1,250,000	—	9,186,745	—	1,415,625	—	299,555	12,151,925
	2024	1,241,667	—	7,724,090	—	2,920,313	—	320,077	12,206,147
	2023	1,200,000	—	7,111,895	—	2,633,400	—	297,961	11,243,256
Todd W. Fister Executive Vice President, CFO	2025	741,667	—	4,082,583	—	603,750	—	104,381	5,532,381
	2024	695,833	—	1,647,432	—	1,004,850	—	106,120	3,454,235
	2023	636,629	—	1,670,563	—	756,298	—	182,697	3,246,187
Gina A. Beredo Executive Vice President, Chief Administrative Officer and General Counsel	2025	671,667	—	2,040,917	—	459,778	—	89,398	3,261,760
	2024	596,667	—	1,235,529	—	723,731	—	103,775	2,659,702
	2023	549,167	—	1,015,638	—	636,863	—	66,986	2,268,654
Nicolas Del Monaco President, Roofing	2025	605,938	250,000	1,576,614	—	406,737	—	332,484	3,171,773
Rachel B. Marcon President, Doors	2025	457,029	225,000	1,355,714	—	269,166	—	115,735	2,422,644
Gunner S. Smith Former President, Roofing	2025	431,061	—	3,061,749	—	—	1,000	103,505	3,597,315
	2024	667,500	—	1,338,789	—	794,813	—	104,055	2,905,157
	2023	623,333	—	2,320,636	—	770,175	2,000	116,895	3,833,039
Christopher O. Ball Former President, Doors	2025	109,167	1,250,000	2,040,917	—	—	—	26,922	3,427,006
(1)In 2025, both Mr. Del Monaco and Ms. Marcon were paid cash transition bonuses valued at $250,000 and $225,000, respectively, in connection with their mid-year role changes. Mr. Ball was paid a one-time cash integration bonus of $1,250,000 in connection with his successful integration of the Doors business. More details can be found in Compensation Discussion and Analysis above.
(2)The amounts reflected in this column for 2025 relate to RSUs and PSUs granted under the Owens Corning 2023 Stock Plan for all NEOs except for Mr. Ball, whose awards were granted under the Masonite 2021 Omnibus Incentive Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock awards made during the year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. PSUs granted during 2025 are reflected in the column, including at the full fair value based on the probable outcome of the applicable performance criteria for the award on the grant date. The grant date values of the PSUs at the maximum possible payout are as follows: Mr. Chambers: $11,173,830; Mr. Fister: $4,965,520; Ms. Beredo: $2,482,192; Mr. Del Monaco: $1,613,708; Ms. Marcon: $361,870; Mr. Smith: $3,723,854; and Mr. Ball: $2,482,192. See Note 18 to the Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations. For further information on the 2025 awards, including the maximum potential payout based on the attainment of maximum funding, see the 2025 Grants of Plan-Based Awards Table below.
(3)The amounts reflected in this column for 2025 reflect payouts under the 2025 CIP to each NEO paid in 2026.
(4)In 2025 , the actuarial value of Mr. Smith’s pension benefit increased by $1,000. The total accrued pension value is reflected in the 2025 Pension Benefits Table below. No above-market or preferential earnings on non-qualified deferred compensation are reported in this column.
(5)For 2025, the amounts shown represent contributions made by the Company to the qualified savings plan and nonqualified deferred compensation plan, relocation‑related tax benefits, tax gross‑ups, and executive perquisites and other personal benefits. For more details on the amounts disclosed in column (i), please reference the table below.

The following table provides more detail behind the 2025 amounts reported in column (i) above:

NAME	QUALIFIED SAVINGS PLAN COMPANY CONTRIBUTION ($)	NONQUALIFIED DEFERRED COMPENSATION PLAN COMPANY CONTRIBUTION ($)	RELOCATION- RELATED TAX EQUALIZATIONS AND FOREIGN TAXES ($)(1)	TAX GROSS-UPS ($)(2)	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(3)	TOTAL: ALL OTHER COMPENSATION ($)

Brian D. Chambers	28,000	255,454	—	—	16,101	299,555
Todd W. Fister	28,000	76,381	—	—	—	104,381
Gina A. Beredo	28,000	61,398	—	—	—	89,398
Nicolas Del Monaco	28,000	38,174	127,162	110,978	28,170	332,484
Rachel B. Marcon	21,026	3,611	63,456	27,642	—	115,735
Gunner S. Smith	28,000	75,505	—	—	—	103,505
Christopher O. Ball	16,922	—	—	—	10,000	26,922
(1)The amounts reported in this column represent certain relocation‑related tax benefits provided by the Company in 2025, including tax equalization arrangements and foreign tax payments made on behalf of our NEOs in connection with their relocation to the United States. For Mr. Del Monaco, the amount includes a foreign tax payment ($64,724) and a tax equalization settlement ($62,438). For Ms. Marcon, the entire amount is related to tax equalization settlements.
(2)The amounts reported in this column represent tax gross‑ups provided to our NEOs in 2025. For Mr. Del Monaco, the amount includes gross‑ups related to tax equalization payments made in connection with his relocation to the United States ($53,402), gross-ups related to foreign tax payments made on his behalf ($55,251) as well as gross‑ups related to certain other relocation‑related benefits, including immigration costs for members of his family ($1,042) and tax preparation services ($1,283). For Ms. Marcon, the amount consists entirely of gross‑ups related to tax equalization payments made in connection with her relocation to the United States.
(3)The amounts reported in this column represent the incremental cost of perquisites and other personal benefits provided to our NEOs. In 2025, these benefits included Mr. Chambers’ use of the corporate aircraft to attend Lincoln Electric Holdings, Inc. board meetings ($14,086) and spousal travel on the corporate aircraft associated with a business trip ($2,015). For Mr. Del Monaco, the amount includes a French benefit allowance to maintain French healthcare for himself and members of his family ($23,000), an executive physical ($2,450), tax preparation fees ($1,500), and immigration‑related costs for members of his family ($1,220). For Mr. Ball, the amount includes reimbursement for tax preparation and financial planning services ($10,000).

2025 GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information regarding threshold, target and maximum award levels or full grant amounts under various compensation and incentive plans applicable to the NEOs. The narrative that follows describes such programs as reflected in the table. Actual payouts for the 2025 CIP are reflected in column (g) of the 2025 Summary Compensation Table. Funding and individual award amounts are determined as described in the narrative to these tables.

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Brian D. Chambers	2025 CIP (1)	—	1,875,000	3,750,000	—	—	—	—	—
	2025 RSU (2)	—	—	—	—	—	—	19,763	3,599,830
	2025 ROC PSU (3)	—	—	—	—	9,881	19,762	—	1,698,939
	2025 TSR PSU (3)	—	—	—	—	9,881	19,762	—	2,189,037
	2025 FCFC PSU (3)	—	—	—	—	9,881	19,762	—	1,698,939
Todd W. Fister	2025 CIP (1)	—	750,000	1,500,000	—	—	—	—	—
	2025 RSU (2)	—	—	—	—	—	—	8,783	1,599,823
	2025 ROC PSU (3)	—	—	—	—	4,391	8,782	—	754,989
	2025 TSR PSU (3)	—	—	—	—	4,391	8,782	—	972,782
	2025 FCFC PSU (3)	—	—	—	—	4,391	8,782	—	754,989
Gina A. Beredo	2025 CIP (1)	—	571,153	1,142,306	—	—	—	—	—
	2025 RSU (2)	—	—	—	—	—	—	4,391	799,821
	2025 ROC PSU (3)	—	—	—	—	2,195	4,390	—	377,408
	2025 TSR PSU (3)	—	—	—	—	2,195	4,390	—	486,280
	2025 FCFC PSU (3)	—	—	—	—	2,195	4,390	—	377,408
Nicolas Del Monaco	2025 CIP (1)	—	521,457	1,042,914	—	—	—	—	—
	2025 RSU (2)		—	—	—	—	—	2,854	519,856
	2025 ROC PSU (3)		—	—		1,427	2,854		245,358
	2025 TSR PSU (3)	—	—	—	—	1,427	2,854		316,138
	2025 FCFC PSU (3)	—	—		—	1,427	2,854	—	245,358
	2025 Transition RSU (4)	—	—	—	—			1,813	249,904
Rachel B. Marcon	2025 CIP (1)	—	362,513	725,026	—	—	—	—	—
	2025 RSU (2)	—	—	—	—	—	—	960	174,864
	2025 ROC PSU (3)	—	—	—	—	320	640	—	55,021
	2025 TSR PSU (3)	—	—	—	—	320	640	—	70,893
	2025 FCFC PSU (3)	—	—	—	—	320	640	—	55,021
	2025 Transition RSU (5)							6,940	999,915
Gunner S. Smith	2025 CIP (1)	—	616,250	1,232,500	—	—	—	—	—
	2025 RSU (2)	—	—	—	—	—	—	6,587	1,199,822
	2025 ROC PSU (3)	—	—	—	—	3,293	6,586	—	566,198
	2025 TSR PSU (3)	—	—	—	—	3,293	6,586	—	729,531
	2025 FCFC PSU (3)	—	—	—	—	3,293	6,586	—	566,198
Christopher O. Ball	2025 CIP (1)	—	556,750	1,113,500	—	—	—	—	—
	2025 RSU (2)	—	—	—	—	—	—	4,391	799,821
	2025 ROC PSU (3)	—	—	—	—	2,195	4,390	—	377,408
	2025 TSR PSU (3)	—	—	—	—	2,195	4,390	—	486,280
	2025 FCFC PSU (3)	—	—	—	—	2,195	4,390	—	377,408

(1)Reflects the NEO’s annual incentive opportunity under the CIP for the annual performance period commencing in 2025. Actual amounts paid out under the 2025 CIP are reflected in column (g) of the 2025 Summary Compensation Table. Funding and individual award amounts are determined as described in the narrative to these tables and the Compensation Discussion and Analysis above. The CIP provides no payout at or below threshold funding. Incentive payments are made only where plans fund above threshold.
(2)Reflects the RSUs granted to each NEO on February 5, 2025, which generally vest one-third per year over three years.
(3)Reflects the long-term incentive opportunity granted to the NEO under the 2023 Owens Corning Stock Plan for the performance period commencing in 2025. PSUs were granted on February 5, 2025 and will generally vest after the end of the three-year performance period depending on performance results. Funding and individual award amounts are determined as described in the narrative to these tables and the Compensation Discussion and Analysis above. ROC, TSR and FCFC PSU grants provide no payout at or below threshold performance. The value of PSUs reflected in column (j) is the fair value based on the probable outcome of the performance criteria for the award on the grant date. See Note 18 to the Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations.
(4)Reflects the transition grant of RSUs (three-year cliff vesting) awarded to Mr. Del Monaco under the 2023 Stock Plan in connection with his mid-year role change.
(5)Reflects the transition grant of RSUs (three-year cliff vesting) awarded to Ms. Marcon under the 2023 Stock Plan in connection with her mid-year role change.

NARRATIVE TO 2025 SUMMARY COMPENSATION TABLE AND 2025 GRANTS OF PLAN-BASED AWARDS TABLE
Base Salary, Severance and Certain Other Arrangements
During 2025, each of the NEOs participated in the Company’s compensation and benefits programs for salaried employees as described here and reflected in the tables and accompanying footnotes. Each NEO received an annual base salary as reflected in the 2025 Summary Compensation Table above. The amount of such base salary as a component of the total compensation is established and reviewed each year by the Compensation Committee and is described above in the Compensation Discussion and Analysis. Severance arrangements with each of the NEOs are as described below in the Potential Payments Upon Termination or Change-In-Control section. More information concerning the amount of salary and incentive compensation in proportion to total compensation for the CEO and the other NEOs (on average) is provided above under the section of this Proxy Statement entitled “Compensation Discussion and Analysis—Emphasis on Variable Pay.”
Annual Corporate Incentive Plan
The Company maintains the CIP, with specific Company performance criteria adopted annually. Each of the NEOs is eligible to receive annual cash incentive awards based on his or her individual performance and corporate performance against annual performance goals set by the Compensation Committee. Under the CIP for the 2025 annual performance period, the funding measures set by the Compensation Committee were based on consolidated adjusted EBITDA and EBITDA for the Roofing, Insulation, and Doors businesses, respectively. Cash awards paid to the NEOs under the CIP for the 2025 performance period is reflected in column (g) of the 2025 Summary Compensation Table above and the range of award opportunities under the 2025 CIP is reflected in the 2025 Grants of Plan-Based Awards Table above.
Long-Term Incentive Program
The Company maintains a long-term incentive plan applicable to certain salaried employees as selected by the Compensation Committee, including each of the NEOs. The plan is designed to align participant compensation with the attainment of certain longer-term business goals established by the Compensation Committee.
In 2023, the Company’s stockholders approved the Owens Corning 2023 Stock Plan, which replaced the Owens Corning 2019 Stock Plan. In this Proxy Statement, we refer to the stock plan in place at the relevant time as the “Stock Plan.” The Stock Plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights, stock awards, restricted stock awards, RSUs, bonus stock awards, performance share awards and PSUs. The 2023 Stock Plan document was filed with the SEC in connection with the 2023 Proxy Statement. All NEO grants in 2025 were awarded from the 2023 Stock Plan, except for those made to Mr. Ball. Awards granted to Mr. Ball were awarded from the Masonite 2021 Omnibus Incentive Plan, which was assumed by the Company upon completion of the acquisition on May 15, 2024.
The long-term incentive plan utilizes PSUs with three-year performance cycles, adopted annually, with payouts under the program dependent upon corporate performance against performance goals set by the Compensation Committee for each cycle. The January 1, 2023 through December 31, 2025 cycle vested on December 31, 2025 and is therefore included in the Options Exercised and Stock Vested table. The remaining outstanding three-year cycles as of December 31, 2025 include: January 1, 2024 through December 31, 2026 and January 1, 2025 through December 31, 2027. Estimated future payouts of awards under the 2025-2027 cycle are reflected in the 2025 Grants of Plan-Based Awards Table above.
The awards shown in the 2025 Grants of Plan-Based Awards Table represents the NEO’s opportunity to earn the amount shown in the “maximum” column of the table if the maximum performance goal established by the Compensation Committee at the beginning of the performance period are attained or exceeded for the performance period. In the event the maximum performance goal is not attained, then the NEOs may earn the amounts shown in the “target” column if the target level of performance is attained or amounts below the “target” level if a lower level of performance is attained. Participants will earn intermediate amounts for performance between the maximum and target levels, or between the target and threshold levels.
For the performance period commencing in 2025, the long-term incentive plan provides an award under the Owens Corning Stock Plan in up to four separate components: (1) restricted stock unit awards granted under the long-term incentive plan generally vest and restrictions lapse 33.3% per year over three years, based on continued employment during the vesting period; (2) TSR PSU awards granted under the long-term incentive plan generally vest at the end of the three-year performance period, and are settled in shares based on the performance of the Company against pre-established relative TSR performance criteria; (3) ROC PSU awards granted under the long-term incentive plan generally vest at the end of the three-year performance period, and are settled in shares based on the performance of the Company against pre-established performance criteria; and (4) FCFC PSU awards granted under the long-term incentive plan generally vest at the end of the three-year performance period, and are settled in shares based on the performance of the Company against pre-established performance criteria.

CEO PAY RATIO
The SEC requires annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the CEO. The following pay ratio disclosure is the Company’s reasonable, good faith estimate based upon the permitted methodology described below, pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. The following disclosure includes the process used to identify the median employee and the assumptions used to calculate the ratio:

PROCESS	ASSUMPTIONS	2025 TOTAL COMPENSATION

1.As of October 1, 2025, we employed 24,991 full and part-time active employees (excluding our CEO) at our parent company and consolidated subsidiaries (“Global Population”).
2.We excluded 1,248 non-U.S. employees (or 4.99% of the Global Population) from the Global Population in accordance with SEC rules*.
3.After these exclusions, our adjusted Global Population was 23,743 employees.
4.For each employee who was included in our adjusted Global Population, we determined the employee’s total cash compensation (base salary, overtime, guaranteed compensation and bonus compensation) from our payroll system for the 12-month period ended on September 30, 2025.
5.Based on each employee’s total cash compensation, we then identified the median employee from our adjusted Global Population.

1.Each non-U.S. employee’s total cash compensation was converted from local currency to U.S. dollars using the closing spot foreign exchange rate on September 30, 2025.
2.The annual total compensation for our CEO represents the amount reported for our CEO for 2025 in the “Total” column (column (j)) of our 2025 Summary Compensation Table of this Proxy Statement.
3.The annual total compensation for our median employee represents the amount of such employee’s compensation for 2025 that would have been reported in the 2025 Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a Named Executive Officer for 2025.

1.The annual total compensation of our CEO was: $12,151,925.
2.Median of the annual total compensation of all employees (except the CEO): $67,472.
3.Based on the above information, for 2025 the ratio of the median of the annual total compensation of all employees to the annual total compensation of the CEO was approximately 180 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

*    Breakdown of our total Global Population as of October 1, 2025: USA (13,834 employees), non-U.S. (11,157 employees). Countries (number of employees) excluded were as follows: Austria (3), Denmark (6), Ireland (137), Japan (11), Latvia (7), Norway (5), Singapore (48), Slovakia (2), Spain (75), Switzerland (15), and United Kingdom (939).

PAY VERSUS PERFORMANCE
The SEC requires annual disclosure of pay versus performance information that shows the relationship between executive compensation actually paid and the Company’s performance. The following pay versus performance disclosure is based upon permitted methodology, pursuant to SEC guidance under Item 402(v) of Regulation S-K.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1)	COMPENSATION ACTUALLY PAID TO PEO (1,2,3,4)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS (1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS (1,2,3,4)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:			NET INCOME ($MILLION)	ADJUSTED EBITDA ($MILLION) (6)
					TOTAL SHAREHOLDER RETURN	PEER GROUP TOTAL SHAREHOLDER RETURN (5)	PRIOR PEER GROUP TOTAL SHAREHOLDER RETURN (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

2025	$12,151,925	$(813,919)	$3,568,813	$386,759	$160	$141	$142	$(522)	$2,268
2024	$12,206,147	$18,213,503	$2,953,674	$4,237,854	$239	$142	$144	$647	$2,468
2023	$11,243,256	$31,090,475	$2,929,921	$5,104,932	$205	$129	$130	$1,193	$2,313
2022	$10,979,854	$14,107,038	$2,946,087	$3,808,951	$116	$96	$97	$1,241	$2,267
2021	$9,782,143	$12,619,790	$2,894,244	$3,194,386	$121	$136	$137	$995	$1,904

PEO and Avg. NEO Compensation Actually Paid
vs Net Income and Adjusted EBITDA
Net Income and Adjusted EBITDA ($Millions)
2,700
2,400
2,100
1,800
1,500
1,200
900
600
300
0
-300
-600
Compensation Actually Paid Millions
33
30
27
24
21
18
15
12
9
6
3
0
-3
2021
2022
2023
2024
2025
PEO CAP
Avg. NEO CAP
Net Income
Adjusted EBITDA

Compensation Actually Paid vs. TSR
Compensation ($Millions)
33
30
27
24
21
18
15
12
9
6
3
0
-3
Total Shareholder Return of $100 Invested at Beginning of Period
250
200
150
100
50
0
2021
2022
2023
2024
2025
PEO CAP
Avg. NEO CAP
Owens Corning TSR
2024 Peer group TSR
2025 Peer group TSR

TABULAR LIST OF FINANCIAL METRICS USED TO LINK NEO COMPENSATION ACTUALLY PAID TO COMPANY PERFORMANCE
Consolidated Adjusted EBITDA	Roofing EBITDA	Insulation EBITDA	Doors EBITDA
Adjusted Return on Capital	Adjusted Free Cash Flow Conversion	Relative TSR
Notes to the Pay versus Performance Chart
(1)The PEO in each covered year is Mr. Chambers. The Non-PEO NEOs for whom the average compensation is presented in this table are: for fiscal year 2025, Messrs. Fister, Del Monaco, G. Smith, and Ball, and Mses. Beredo and Marcon; for fiscal year 2024, Messrs. Fister, G. Smith, and Sandri and Ms. Beredo; for fiscal year 2023, Messrs. Fister, Parks, Sandri, G. Smith and Ms. Beredo; for fiscal year 2022, Messrs. Parks, Sandri, D. Smith, and Fister; and for fiscal year 2021, Messrs. Parks, Sandri, D. Smith and Ms. Beredo.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and applicable SEC guidance, and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for 2025 for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.
(4)For 2025, the negative Compensation Actually Paid to our PEO and the modest Compensation Actually Paid to our other NEOs, on average, are driven primarily by a decrease in the value of outstanding equity awards as of year‑end due to the decline in our stock price during 2025.
(5)The peer group used for 2025 mirrors the TSR comparator peer group disclosed in the Compensation Discussion and Analysis above. The peer group used for 2024 includes all companies in the 2025 TSR comparator peer group, as well as Greif, Inc. and Louisiana‑Pacific Corporation. These companies were subsequently removed from the peer group in 2025 to better align the peer group with our specific industry, markets and global exposure.
(6)Reconciliation and further information for Adjusted EBITDA can be found on page 28 of our 2025 Form 10-K filed with the SEC on February 25, 2026. For 2025, this number was adjusted to remove the impact of a completed divestiture.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO	EXCLUSION OF CHANGE IN PENSION VALUE	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS	INCLUSION OF PENSION SERVICE COST	INCLUSION OF EQUITY VALUES	COMPENSATION ACTUALLY PAID TO PEO

2025	$12,151,925	$—	$(9,186,745)	$—	$(3,779,099)	$(813,919)

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs	EXCLUSION OF CHANGE IN PENSION VALUE	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS	INCLUSION OF PENSION SERVICE COST	INCLUSION OF EQUITY VALUES	COMPENSATION ACTUALLY PAID TO NON-PEO NEOs

2025	$3,568,813	$(167)	$(2,359,749)	$—	$(822,138)	$386,759

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR PEO	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY FOR PEO	VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR PEO	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR PEO	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR PEO	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE INCLUDED FOR PEO	TOTAL - INCLUSION OF EQUITY VALUES FOR PEO

2025	$4,705,803	$(4,659,007)	$—	$(3,825,895)	$—	$—	$(3,779,099)

YEAR	AVERAGE YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTS DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR NON-PEO NEOs	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY FOR NON-PEO NEOs	AVERAGE VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING THE YEAR FOR NON-PEO NEOs	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR NON-PEO NEOs	AVERAGE FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR NON-PEO NEOs	AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE INCLUDED FOR NON-PEO NEOs	TOTAL - AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOs

2025	$832,801	$(488,572)	$—	$(315,236)	$(851,131)	$—	$(822,138)

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END TABLE
The following table sets forth information concerning stock awards that have not vested, and equity incentive plan awards for each NEO that were outstanding at the end of 2025.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
(a)	(f)(1)	(g)(2)	(h)(3)	(i)(2)

Brian D. Chambers (4)	48,929	5,475,644	78,064	8,736,142
Todd W. Fister (5)	17,908	2,004,084	25,784	2,885,487
Gina A. Beredo (6)	9,450	1,057,550	14,944	1,672,383
Nicolas Del Monaco (7)	9,737	1,089,668	10,844	1,213,552
Rachel B. Marcon (8)	12,089	1,352,880	2,412	269,927
Gunner S. Smith	—	—	—	—
Christopher O. Ball	—	—	—	—
(1)RSUs granted on February 2, 2022 and February 1, 2023 generally vest 25% per year over four years. RSUs granted on February 1, 2024 and February 5, 2025 generally vest one‑third per year over three years. Unless otherwise noted, appointment and transition grants have three‑year cliff vesting.
(2)Market value reflects the closing price of the Company’s common stock as of the last trading day of 2025 of $111.91.
(3)Reflects unvested stock‑settled PSUs under the long‑term incentive plan. 2024 ROC and 2025 FCFC are included at maximum funding due to current performance expectations above target funding. 2024 FCFC, 2024 TSR, 2025 ROC and 2025 TSR are shown at target due to current performance expectations falling between threshold and target funding. 2024 PSUs will generally settle following completion of the 2024–2026 performance period, and 2025 PSUs will generally settle following completion of the 2025–2027 performance period.
(4)As of December 31, 2025, Mr. Chambers held 78,064 outstanding PSUs as reported in the table, consisting of 38,540 units related to the 2024–2026 performance cycle and 39,524 units related to the 2025–2027 performance cycle. As of December 31, 2025, Mr. Chambers also held outstanding RSUs consisting of 5,034 units related to the February 2, 2022 grant, 12,374 units related to the February 1, 2023 grant, 11,758 units related to the February 1, 2024 grant and 19,763 units related to the February 5, 2025 grant.
(5)As of December 31, 2025, Mr. Fister held 25,784 outstanding PSUs as reported in the table, consisting of 8,220 units related to the 2024–2026 performance cycle and 17,564 units related to the 2025–2027 performance cycle. As of December 31, 2025, Mr. Fister also held outstanding RSUs consisting of 1,204 units related to the February 2, 2022 grant, 2,623 units related to the February 1, 2023 grant, 2,558 units related to an appointment grant dated September 15, 2023, 2,740 units related to the February 1, 2024 grant and 8,783 units related to the February 5, 2025 grant.
(6)As of December 31, 2025, Ms. Beredo held 14,944 outstanding PSUs as reported in the table, consisting of 6,164 units related to the 2024–2026 performance cycle and 8,780 units related to the 2025–2027 performance cycle. As of December 31, 2025, Ms. Beredo also held outstanding RSUs consisting of 985 units related to the February 2, 2022 grant, 2,018 units related to the February 1, 2023 grant, 2,056 units related to the February 1, 2024 grant and 4,391 units related to the February 5, 2025 grant.
(7)As of December 31, 2025, Mr. Del Monaco held 10,844 outstanding PSUs as reported in the table, consisting of 5,136 units related to the 2024–2026 performance cycle and 5,708 units related to the 2025–2027 performance cycle. As of December 31, 2025, Mr. Del Monaco also held outstanding RSUs consisting of 521 units related to the February 2, 2022 grant, 1,009 units related to the February 1, 2023 grant, 1,827 units related to an appointment grant dated September 15, 2023, 1,713 units related to the February 1, 2024 grant, 2,854 units related to the February 5, 2025 grant and 1,813 units related to a transition grant dated July 21, 2025.
(8)As of December 31, 2025, Ms. Marcon held 2,412 outstanding PSUs as reported in the table, consisting of 1,132 units related to the 2024–2026 performance cycle and 1,280 units related to the 2025–2027 performance cycle. As of December 31, 2025, Ms. Marcon also held outstanding RSUs consisting of 219 units related to the February 2, 2022 grant, 504 units related to the February 1, 2023 grant, 2,898 units related to a grant dated October 26, 2023, 568 units related to the February 1, 2024 grant, 960 units related to the February 5, 2025 grant and 6,940 units related to a transition grant dated April 1, 2025.

2025 OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth the required information on NEO stock awards that vested during 2025.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)

Brian D. Chambers			81,881	13,073,516
Todd W. Fister			15,420	2,219,451
Gina A. Beredo			10,950	1,536,531
Nicolas Del Monaco			5,476	838,712
Rachel B. Marcon			2,376	358,510
Gunner S. Smith			4,854	899,570
Christopher O. Ball			15,795	2,291,855
(1)Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired upon vesting by the closing market price of Owens Corning common stock on the vesting date.
2025 PENSION BENEFITS TABLE
The following table sets forth the required information regarding pension benefits, as applicable, for the NEOs for 2025.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (1)	PAYMENTS DURING LAST FISCAL YEAR ($)

Brian D. Chambers	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Todd W. Fister	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Gina A. Beredo	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Nicolas Del Monaco	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Rachel B. Marcon	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
Gunner S. Smith	Qualified Plan (2)	1.08	9,000	—
	Top-Hat Plan (3)	—	—	—
	Total	—	9,000	—
Christopher O. Ball	Qualified Plan (2)	—	—	—
	Top-Hat Plan (3)	—	—	—
	Total	—	—	—
(1)These values are calculated in accordance with requirements of the Accounting Standards Codification No. 715.
(2)Refers to benefits under the Company’s Cash Balance Pension Plan.
(3)Refers to benefits under the Company’s non-qualified Executive Supplemental Plan.

The Company maintains a tax-qualified noncontributory defined benefit cash balance pension plan (the “Cash Balance Plan”) covering certain salaried and hourly employees in the United States, including Mr. Smith. Under the Cash Balance Plan, for each year prior to January 1, 2010, eligible employees generally earned a benefit of 4% of such employee’s covered pay. This was referred to under the Cash Balance Plan as a “Pay Credit.” Covered pay was defined generally as base pay and certain annual incentive compensation amounts payable during the year. Effective January 1, 2010, the Cash Balance Plan was amended to eliminate Pay Credit accruals and was closed to new participation. Accrued benefits continue to earn monthly interest based on the average interest rate for five-year United States treasury securities. Employees with an accrued benefit under the Cash Balance Plan vest in that benefit once they have completed three years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave the Company.
Mr. Smith would have been entitled to payment of his vested accrued benefit under the tax-qualified plan in the event of a termination occurring on December 31, 2025, valued as a lump-sum payable as of that date in the amount of $11,125. Mr. Chambers, Mr. Fister, Ms. Beredo, Mr. Del Monaco, Ms. Marcon and Mr. Ball do not participate in the Cash Balance Plan.
NONQUALIFIED DEFERRED COMPENSATION
The Company has established an unfunded Deferred Compensation Plan under which eligible employees, including the NEOs, are permitted to defer some or all of their cash incentive compensation and up to 80% of their base salary. NEOs may defer compensation until their separation from the Company or may designate a set deferral period. They may elect to take their distribution as a lump sum, or installments.
In 2025, the Company provided Company contributions to the accounts of eligible employees, including all NEOs except for Mr. Ball, to restore Company contributions and matching contributions that were limited in the 401(k) Plan by the IRS. Mr. Ball did not receive a Company contribution in 2025 as he was not a participant in the Owens Corning 401(k) Plan during the 2024 calendar year. These contributions are deferred until separation, and NEOs may elect to defer payments for an additional period after separation. They may elect to take their distribution as a lump sum, or installments.
NEOs may choose among mutual funds offered in the 401(k) Plan, as well as Company stock, for hypothetical investment of their account. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or the value of Company stock. This plan is unfunded and unsecured, and all investments are hypothetical.
In addition, under the 2023 Stock Plan, eligible employees, including the NEOs, are permitted to defer some or all of their stock-based compensation beyond vesting. NEOs may defer RSUs and PSUs until their separation from the Company, or may designate a set deferral period. They may elect to take their distribution as a lump sum, or installments. Deferred RSUs and PSUs are not matched by the Company and are settled in shares of Company stock.

2025 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(3)

Brian D. Chambers (4)	$185,938	$255,454	$283,911	$(10,000)	$3,036,436
Todd W. Fister (5)	$58,313	$76,381	$375,005	$—	$2,055,623
Gina A. Beredo (6)	$62,316	$61,398	$73,015	$(21,872)	$482,506
Nicolas Del Monaco	$—	$38,174	$13,422	$—	$86,068
Rachel B. Marcon	$—	$3,611	$2,802	$—	$16,470
Gunner S. Smith (7)	$37,449	$75,505	$151,680	$—	$881,616
Christopher O. Ball	$—	$—	$—	$—	$—
(1)This amount reflects the unfunded Company contribution to each account, to restore 401(k) Plan Company contributions and matching contributions that are limited by the IRS; this amount is included in “All Other Compensation” in the 2025 Summary Compensation Table.
(2)The amounts do not reflect above-market or preferential earnings and are therefore not reported in the 2025 Summary Compensation Table.
(3)The aggregate balance includes the following amounts that were reported in Summary Compensation Tables for each NEO in previous years: Mr. Chambers: $2,100,293; Mr. Fister: $603,495; Ms. Beredo: $210,953 and Mr. Smith: $140,533. The aggregate earnings in the last fiscal year and aggregate balance at year end now include deferrals of stock-based compensation, including stock-based deferrals made prior to becoming an NEO.
(4)The amount in the first column reflects the deferral of a portion of Mr. Chambers’ 2025 base salary, which is reflected as “Salary” in the 2025 Summary Compensation Table.
(5)The amount in the first column reflects the deferral of a portion of Mr. Fister’s 2025 base salary, which is reflected as “Salary” in the 2025 Summary Compensation Table.
(6)The amount in the first column reflects the deferral of a portion of Ms. Beredo’s 2025 base salary ($58,604), which is reflected as “Salary” in the 2025 Summary Compensation Table and 2024 CIP paid in 2025 ($3,712), which is reflected in “Non-Equity Incentive Plan Compensation” in the 2024 Summary Compensation Table.
(7)The amount in the first column reflects the deferral of a portion of Mr. Smith’s 2025 base salary ($21,553), which is reflected as “Salary” in the 2025 Summary Compensation Table and 2024 CIP paid in 2025 ($15,896), which is reflected in “Non-Equity Incentive Plan Compensation” in the 2024 Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The Company has entered into certain agreements and maintains certain plans under which the Company would provide compensation to NEOs in the event of a termination of employment or a change-in-control of the Company. The payment and benefit levels disclosed in the table below are determined under the various triggering events pursuant to these agreements that both define what constitutes the triggering event and provides those payments that would be due upon the occurrence of such events.
Severance agreements have been executed with and are in effect for Messrs. Chambers, Fister, Del Monaco and Mses. Beredo and Marcon that provide, under certain termination scenarios as reflected in the table below, for the payment of an amount equal to two times base salary and annual incentive compensation amounts plus continuation of health insurance coverage for a maximum period of one year. The severance agreements provide for payments upon a change-in-control only if the individual is also terminated for reasons other than cause in connection with the change-in-control. Payments under the severance agreements are made in cash and are paid in the same manner as the regular payroll payments over a 24-month period. Health care coverage provided under the severance agreements is provided in-kind.
The CIP and the PSU awards each contain provisions that require continued employment during the performance period in order to be eligible to receive a payout under the plans, absent a change-in-control. However, for death or disability which occurs during the performance period, the NEO may receive an award for that performance period; and in the case of a qualified retirement which occurs within the performance period the NEO may receive a pro-rated award for that performance period. CIP payments are made in one-time, lump-sum payments of cash following the performance period.
The Stock Plan provides, under certain circumstances as described above, for acceleration of vesting of restricted stock, RSUs, PSUs and option awards. Accelerated vesting of outstanding restricted stock, RSUs, PSUs and option awards may only occur upon death, disability, or a change-in-control. In the case of a qualified retirement, certain RSU shares will continue to vest as if the NEO were still employed. In addition, prior stock option grants provide for two years to exercise the award, but no later than original expiration, in the event of retirement.
The NEOs are entitled, upon or following their termination, to their accrued benefits under the Executive Supplemental Plan and their company contributions to the Deferred Compensation plan, according to their disbursement election. NEOs would also be entitled to the normal vested pension benefits and other vested benefits which are generally available to all salaried employees who terminate employment with the Company under various circumstances.
Upon the occurrence of any triggering event, the payment and benefit levels would be determined under the terms of the agreement. The specific definitions of the triggering events are set forth in detail in the agreements which have been filed as exhibits to prior disclosures. In addition, severance payments are paid contingent upon confidentiality, a mutual release, and an agreement not to compete. Each of the retirement payments of vested accrued benefits or deferred compensation payments that would have occurred upon a termination event described herein are set forth in the narrative to the 2025 Pension Benefits Table and 2025 Non-Qualified Deferred Compensation Table above.

 PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE
(Assumes termination or change-in-control as of December 31, 2025)
($ in thousands)

EVENT AND AMOUNTS	BRIAN D. CHAMBERS	TODD W. FISTER	GINA A. BEREDO	NICOLAS DEL MONACO	RACHEL B. MARCON

Voluntary Termination
No other payments due	—	—	—	—	—
Retirement
No other payments due	—	—	—	—	—
Involuntary Termination for Cause
No other payments due	—	—	—	—	—
Involuntary Not-For-Cause Termination
CIP	3,750	1,500	1,164	1,072	850
Restricted Stock Awards (1)	—	—	—	—	—
Performance Share Units (2)	—	—	—	—	—
Cash Severance	6,250	3,000	2,534	2,332	1,850
Health Care Continuation (3)	16	22	22	31	22
Outplacement Services (3)	18	18	18	18	18
Relocation (4)	—	—	—	300	—
Termination Upon a Change-in-Control
CIP	3,750	1,500	1,164	1,072	850
Restricted Stock Awards (1)	5,476	2,004	1,058	1,090	1,353
Performance Share Units (2)	13,104	4,328	2,509	1,820	405
Cash Severance	6,250	3,000	2,534	2,332	1,850
Health Care Continuation (3)	16	22	22	31	22
Outplacement Services (3)	18	18	18	18	18
Relocation (4)	—	—	—	300	—
Change-in-Control with No Termination
Restricted Stock Awards (1)	5,476	2,004	1,058	1,090	1,353
Performance Share Units (2)	13,104	4,328	2,509	1,820	405
Pre-Retirement Death
CIP	3,750	1,500	1,164	1,072	850
Restricted Stock Awards (1)	5,476	2,004	1,058	1,090	1,353
(1)For restricted stock unit awards, vesting is generally incremental over a four-year or three-year period and any unvested portion is forfeited upon termination for reasons other than death, disability, or qualified retirements. For the 2022, 2023 and 2024 RSU grants, as of December 31, 2025, Mr. Chambers, is eligible for continued vesting upon a qualified retirement. Vesting on stock awards and appointment/retention awards is otherwise only accelerated in the case of death, disability, or change-in-control. The amounts reflected in the table are calculated based on the closing stock price as of December 31, 2025 of $111.91.
(2)Performance share unit awards are not forfeited upon death or disability, but would vest in full as of the date of death or disability and payout would be determined consistent with performance only at the end of the performance period. The value of awards at the end of the performance period is uncertain and would reflect the performance against the established performance targets. For involuntary termination, voluntary termination, or for termination for cause occurring before vesting, these awards would be forfeited. For the 2024 and 2025 PSU grants as of December 31, 2025, Mr. Chambers is eligible for pro-rata vesting upon a qualified retirement. Payout of performance share unit awards is otherwise only accelerated in the case of a change-in-control. For this table it is assumed that PSUs would pay out at maximum for a change-in-control, and disclosure is calculated based on the closing stock price as of December 31, 2025.
(3)Where eligible for such benefits, the amount includes both health care continuation coverage and/or outplacement services. The value of health care continuation is based on the Company’s net plan cost and the coverage category in which the executive is enrolled; this value assumes that the executive continues to pay the employee portion of the premium. Health Care Continuation costs for Mr. Del Monaco include costs related to maintaining French healthcare for himself and members of his family. The value of outplacement services assumes the maximum services available under the severance agreement. As a practical matter, the actual value of such services is typically substantially less than the maximum.
(4)Mr. Del Monaco is eligible for reimbursement of reasonable relocation expenses up to $300,000 if he involuntarily separates from Owens Corning for any reason other than for cause and relocates back to Europe.
As previously disclosed, Mr. Smith separated from the Company effective August 9, 2025, after transitioning from his role as President, Roofing to an executive consultant on July 21, 2025. Mr. Ball separated from the Company effective May 31, 2025, after transitioning from his role as President, Doors to an executive consultant on April 25, 2025. In connection with their separation from the Company, neither executive received any severance or other incremental or enhanced compensation or benefits.

2025 NON-MANAGEMENT DIRECTOR COMPENSATION
The following table sets forth the compensation for 2025 of the non-management members of the Board. Employee directors do not receive additional compensation for such service. The narrative that follows the table describes the compensation programs applicable to the non-management directors during 2025.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)

Michelle T. Collins	70,000	210,045	280,045
Eduardo E. Cordeiro	118,000	177,108	295,108
Adrienne D. Elsner	112,000	168,015	280,015
Alfred E. Festa	115,670	173,483	289,153
Edward F. Lonergan	—	313,880	313,880
Maryann T. Mannen	122,000	182,896	304,896
Paul E. Martin	112,000	168,015	280,015
W. Howard Morris (3)	60,615	90,916	151,531
Suzanne P. Nimocks	107,471	199,624	307,095
John D. Williams	—	280,011	280,011
(1)Includes the cash amount of the annual retainers for service on the Board and in certain Board leadership positions for 2025.
(2)The amounts shown in this column relate to stock granted as the equity component of the directors’ retainers under the Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock granted during 2025.
(3)Mr. Morris departed from the Board effective April 15, 2025.
NON-EMPLOYEE DIRECTOR COMPENSATION
We have designed our Non-Employee Director Compensation program to: (1) align directors’ interests with the long-term interests of our stockholders; (2) attract and retain outstanding director candidates with different backgrounds and experiences; and (3) recognize the substantial time commitment required to serve as a Company director. At least every two years, the Compensation Committee reviews the Company’s Non-Employee Director Compensation program to determine whether it remains consistent with these objectives as well as market median positioning. When making its recommendations, the Compensation Committee considers director compensation levels at the same group of companies used to benchmark the NEOs’ compensation, and takes advice from and reviews data compiled by its independent compensation consultant, Meridian Compensation Partners, LLC. See “Competitive Positioning” on page 34 of this Proxy Statement.
During 2025, the Company compensated each non-management director pursuant to a standard annual retainer arrangement that does not involve the payment of meeting fees. This arrangement provides for an annual retainer and annual chair retainer as recommended by the Compensation Committee. Each non-management director received an annual Board retainer of $280,000. Each of the Chairs of the Governance and Nominating Committee and the Finance Committee received an additional annual retainer of $15,000. The Chair of the Compensation Committee received an additional annual retainer of $20,000. The Chair of the Audit Committee received an additional annual retainer of $25,000, and the Lead Independent Director received an additional annual retainer in the amount of $35,000. All retainers were paid in a combination of stock (plus dividend equivalents) and cash based on the director’s election (subject to a minimum 60% stock requirement). Stock compensation for annual retainers may be deferred beyond the distribution date pursuant to a written election executed prior to the start of the year. The annual retainers (including stock) are otherwise paid on a quarterly basis. Non-management directors receive no perquisites.
During its September 2025 meeting, the Committee approved an increase in the annual Board retainer to $310,000, effective January 1, 2026, representing a $30,000 increase over 2025. The Committee also approved $5,000 increases to the annual retainers for the Finance Committee Chair and the Governance and Nominating Committee Chair, resulting in retainers of $20,000 each, effective January 1, 2026.
Our stock ownership guidelines currently provide that each non-management director must own stock with a value of five times the maximum cash retainer. As of the date of this Proxy Statement, all non-management directors with more than three years of tenure on the Board hold stock in excess of the ownership guidelines.
The Company maintains a Deferred Compensation Plan under which non-management directors have been permitted to defer some or all of their cash compensation. Such deferred cash compensation will be credited on a fully-vested basis to an individual account and will accrue gains or losses under notional investment funds available under the plan and as selected by the director (the available fund options include a fund indexed to Company common stock). The Company does not match or make any additional deferred compensation contributions for directors.

EQUITY COMPENSATION PLAN INFORMATION
Information regarding the Company’s equity compensation plans as of December 31, 2025 is as follows:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (3)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(4)
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,239,796	—	2,642,034
Equity compensation plans not approved by security holders (2)	91,833	—	608,158
TOTAL	1,331,629	—	3,250,192
(1)Relates to the Owens Corning 2023 Stock Plan, which authorizes the grant of stock options, stock appreciation rights, RSUs, bonus stock awards and PSUs. PSUs are reflected at target.
(2)Relates to the Masonite International Corporation 2021 Omnibus Incentive Plan (the “2021 Masonite Stock Plan”), which was assumed by the Company upon completion of the acquisition on May 15, 2024. Includes time-vesting Owens Corning RSUs issued in exchange for unvested and outstanding Masonite stock-based incentive awards under the 2021 Masonite Stock Plan to Masonite employees at a 0.8 equity award exchange ratio on the date of acquisition. Future equity-based awards to Company employees who were former Masonite employees may be granted from the remaining available shares under the 2021 Masonite Stock Plan.
(3)RSUs and PSUs are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(4)All of these shares may be issued with respect to award vehicles other than just stock options, stock appreciation rights, or other rights to acquire shares.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2026, subject to ratification by our stockholders.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions presented in advance of the Annual Meeting. The representatives will also have the opportunity to make a statement if they desire to do so.
We are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. Although ratification is not required by our Bylaws or otherwise, the Board has submitted the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance practice. In the event that our stockholders fail to ratify the selection, it will be considered a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion may select a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION REGARDING PROPOSAL 2:

✓	The Board of Directors and the Audit Committee recommend you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.

PROPOSAL 3
APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION
This proposal gives stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of our NEOs by voting for or against the resolution below. This resolution is required pursuant to Section 14A of the Exchange Act. Consistent with the preference expressed by our stockholders, the Company will hold this advisory vote on an annual basis, with the next advisory vote expected to be held at the 2027 Annual Meeting of Stockholders.
In considering your vote, we encourage you to review the Compensation Discussion and Analysis section and the compensation tables and narratives in this Proxy Statement. The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.
•Compensation opportunities are generally competitive with market median practices. Actual compensation levels may exceed target levels to the extent Company and individual performance exceed target level performance. In the event performance is below targeted levels, actual pay levels may be below target levels.
•A significant majority of total compensation is performance-based.
•Executives are appropriately focused on achieving annual financial and operational goals through the Company’s annual Corporate Incentive Plan and on maximizing stockholder value over the long term, through grants of RSUs and PSUs.
Accordingly, the Company is asking stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narratives and any related disclosure in the Proxy Statement.”
While our Board and Compensation Committee intend to consider carefully the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature.
The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers.

RECOMMENDATION REGARDING PROPOSAL 3:

✓	The Board of Directors recommends that you vote “FOR” approval, on an advisory basis, of the compensation of our named executive officers.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and SEC regulations require Owens Corning’s directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Owens Corning undertakes to file such forms on behalf of our current reporting directors and officers pursuant to a power of attorney given to certain attorneys-in-fact. Reporting directors, officers and greater than ten percent stockholders are also required by the SEC rules to furnish Owens Corning with copies of all Section 16(a) reports they file.
Except as disclosed below, based solely on our review of copies of such reports received and/or written representations from such reporting directors, officers, and greater than ten percent stockholders, Owens Corning believes that all Section 16(a) filing requirements applicable to its reporting directors, officers, and greater than ten percent stockholders were complied with during fiscal year 2025, other than one Form 4 for Jose Canovas, our President, Insulation, reporting one transaction related to an appointment grant of RSUs and one Form 3 for Annie Baymiller, our Executive Vice President, Chief Information Officer, reporting her initial statement of beneficial ownership due to delays in obtaining EDGAR filing codes in both cases.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2027 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at Attn: Corporate Secretary, One Owens Corning Parkway, Toledo, Ohio 43659 by November 13, 2026. However, in the event that we hold our 2027 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2026 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. The proposal should be sent to the attention of the Corporate Secretary of the Company.
Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations of director nominees and/or another item of business to be properly brought before an Annual Meeting of Stockholders, a stockholder must give timely notice of such nomination or other item of business, as well as any other information required by our Bylaws in writing to the Corporate Secretary of the Company at our principal executive offices and such other item of business must otherwise be a proper matter for stockholder action. If you are a stockholder and desire to nominate a director for election or propose an item of business at our 2027 Annual Meeting of Stockholders, you must deliver the notice of your intention to do so:
•not earlier than the close of business on December 15, 2026 and not later than the close of business on January 14, 2027 if the date of the 2027 Annual Meeting is held within 30 days before or 60 days after the first anniversary of this year’s Annual Meeting;
•not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting and not later than the later of the close of business on the 90th day prior to the date of the 2027 Annual Meeting and the 10th day following the day on which a public announcement of the date of the 2027 Annual Meeting is first made by the Company if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of this year’s Annual Meeting; or
•in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board by January 4, 2027 only with respect to nominees for any new positions created by such increase, not later than the close of business on the 10th day following the day on which such public announcement is made by the Company.
These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials relating to the Annual Meeting will use their discretion in voting at the meeting.
As of the date of this Proxy Statement, the Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named as proxies intend to vote the proxies in accordance with their best judgment.
The Chair of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures or take other specific actions to regulate the conduct of the meeting.
Whether or not you plan to attend the Annual Meeting, your vote is important. Please vote on the internet, by telephone or by mail.
If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
WHY DID I RECEIVE THESE PROXY MATERIALS?
We are providing these proxy materials in connection with the solicitation by the Board on behalf of the Company of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof. On or about March 13, 2026, we will begin distributing these proxy materials to stockholders.
WHO IS ENTITLED TO VOTE?
Holders of Owens Corning common stock at the close of business on February 17, 2026, the record date for the Annual Meeting, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of the record date, there were 80,383,165 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. All stockholders of record or their authorized representatives may vote at the Annual Meeting.
HOW DO I VOTE?
You may vote using one of the following methods:
•vote through the internet at www.proxyvote.com using the instructions included on the proxy card or voting instruction card;
•vote by telephone using the instructions on the proxy card or voting instruction card;
•complete and return a written proxy or voting instruction card;
•scan the smart QR Code from the proxy card; or
•attend and vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/OC2026.
Your vote is important. Please vote promptly.
WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS TO MY BROKER?
If you are the beneficial owner of shares held in “street name” by a broker, the broker (as the record holder of the shares) is required to vote those shares in accordance with your instructions. If you do not provide instructions, your broker will not be able to vote your shares on “non-discretionary” proposals. The only item at the Annual Meeting that is “discretionary” is ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Accordingly, if you are a beneficial owner, your broker or other holder of record is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the stockholder of record does not receive voting instructions from you.
WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES?
If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•written notice to the Corporate Secretary of the Company;
•timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the internet; or
•voting at the virtual Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.
All shares that have been properly voted and not revoked will be voted at the Annual Meeting.
WHY ARE YOU HOLDING A VIRTUAL MEETING?
Our Annual Meeting is being held on a virtual-only basis with no physical location. We have decided to hold the Annual Meeting virtually because hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, provides for cost savings to the Company and our stockholders, and reduces the environmental impact of our Annual Meeting. Our goal for the Annual Meeting is to enable the broadest number of stockholders to participate in the meeting, while providing similar access to an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing technical assistance and addressing as many stockholder questions as time allows.

HOW CAN I ATTEND THE ANNUAL MEETING?
Our virtual Annual Meeting will be conducted on the internet via webcast. You will be able to participate online by visiting www.virtualshareholdermeeting.com/OC2026. Stockholders will be able to vote their shares electronically during the Annual Meeting.
To vote at the Annual Meeting, you must have been a stockholder at the close of business on February 17, 2026, the record date. You will need the 16-digit control number included on your proxy card or your voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on April 14, 2026. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:30 a.m. Eastern Time.
The virtual Annual Meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
WHAT IF I HAVE TECHNICAL DIFFICULTIES ATTENDING THE ANNUAL MEETING?
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/OC2026 beginning at 8:30 a.m. Eastern Time on April 14, 2026 through the conclusion of the Annual Meeting.
HOW DO I ASK QUESTIONS AT THE ANNUAL MEETING?
Stockholders will have substantially the same opportunities to participate as they would have at an in-person meeting. Stockholders may submit questions prior to the Annual Meeting through the Annual Meeting portal on the internet. All questions must be submitted no later than 11:59 p.m. Eastern Time on April 13, 2026. If you wish to submit a question prior to the Annual Meeting, you may do so by logging into www.proxyvote.com, and selecting the “Submit Questions” option.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted upon) may be answered during the Annual Meeting, subject to time constraints.
Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/OC2026.
WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?
The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present virtually or represented by proxy, is necessary to constitute a quorum.
•Election of Nine Directors
Your proxy will vote for each of the nine nominees unless you specifically vote against any of the nominees or abstain from voting with respect to a director’s election. Director nominees are elected to the Board at the Annual Meeting by a majority of votes cast. Pursuant to our Bylaws, majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Votes cast” shall include votes cast for and against a director and shall exclude abstentions and broker non-votes with respect to a director’s election. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee for the Board who would be unable to serve if elected.
•Ratification of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
Although ratification is not required by our Bylaws or otherwise, we are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. This proposal is considered a “discretionary” proposal and, as a result, we do not expect broker non-votes on this proposal.
•Approval, on an advisory basis, of our Named Executive Officer Compensation (Say-on-Pay)
The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against this proposal. Broker non-votes are not considered entitled to vote on this proposal and, as a result, broker non-votes will not have any effect on this proposal.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
At the time this Proxy Statement was filed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters should be properly presented at the Annual Meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.
WHO WILL TABULATE THE VOTES?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election. Gina A. Beredo has been appointed to serve as an alternate inspector of election in the event Broadridge is unable to serve.
WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by telephone, electronic transmission or facsimile transmission, and such persons will not receive additional compensation for their solicitation efforts. We have hired InnisFree M&A Incorporated to assist in the distribution and solicitation of proxies for a fee of $30,000, plus reasonable expenses, for these services.
WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?
We have adopted a procedure approved by the SEC called “householding.” This procedure is designed to reduce the volume of duplicate information received at your household and helps us reduce our printing and mailing costs. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”) and Proxy Statement and accompanying documents, unless one or more of these stockholders notifies us otherwise.
Stockholders who participate in householding will continue to receive separate proxy cards.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above. Broadridge will, upon written or oral request, promptly deliver a separate copy of the Notice of Annual Meeting and Proxy Statement and the accompanying documents to a stockholder at a shared address to which a single copy was delivered.
Beneficial owners can request information about householding from their brokers or other holders of record.

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)
Free Cash Flow Reconciliation Table

	Twelve Months Ended December 31,
	2025	2024
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$1,786	$1,892
Less: Cash paid for property, plant and equipment	(824)	(647)
FREE CASH FLOW	$962	$1,245

NET (LOSS) EARNINGS ATTRIBUTABLE TO OWENS CORNING	$(522)	$647
CONSOLIDATED ADJUSTED EARNINGS (1)	$1,092	$1,397
OPERATING CASH FLOW CONVERSION (2)	-342%	292%
FREE CASH FLOW CONVERSION (3)	88%	89%

(1)Please refer to "Consolidated Adjusted Earnings Reconciliation Table" for the reconciliation from net (loss) earnings attributable to Owens Corning to consolidated adjusted earnings.
(2)Operating cash flow conversion is defined as net cash flow provided by operating activities divided by net earnings (loss) attributable to Owens Corning.
(3)Free cash flow conversion is defined as free cash flow divided by consolidated adjusted earnings. We compute free cash flow conversion on an annual basis only due to the seasonality of our businesses. Net earnings (loss) attributable to Owens Corning in 2024 includes $75MM of depreciation and amortization expense attributable to the Glass Reinforcements business, whereas depreciation and amortization expense for the Glass Reinforcements business was not recognized in 2025 due to the classification as discontinued operations as of January 1, 2025.

Consolidated Adjusted Earnings Reconciliation Table

	Twelve Months Ended December 31,
	2025	2024
Restructuring excluding depreciation	$(27)	$(73)
Gains on sale of certain precious metals	45	19
Strategic-review related charges	—	(46)
Impairment of venture investments	—	(15)
Loss on sale of business	(30)	(91)
Recognition of acquisition inventory fair value step-up	—	(18)
Acquisition-related transaction costs	—	(49)
Acquisition-related integration costs excluding amortization	(26)	(73)
Paroc marine recall	(2)	(58)
Goodwill impairment charge	(1,135)	—
Intangible assets impairment charge	(39)	—
Impairment due to strategic review	—	(483)
Loss from classification as discontinued operation	(451)	—
Total adjusting items, consolidated	$(1,665)	$(887)

RECONCILIATION TO CONSOLIDATED ADJUSTED EARNINGS
NET (LOSS) EARNINGS ATTRIBUTABLE TO OWENS CORNING	$(522)	$647
Adjustment to remove adjusting items (1)	1,665	913
Adjustment to remove adjusting items for depreciation and amortization (2)	37	13
Adjustment to remove tax (benefit) / expense on adjusting items (3)	(88)	(147)
Adjustment to remove significant tax expense (4)	—	(29)
CONSOLIDATED ADJUSTED EARNINGS	$1,092	$1,397

(1)Please refer to the table above for additional information on adjusting items. Adjusting items shown here also include financing fees of $16 million relative to the term loan amortized to interest expense, net and $10 million for accumulated amortization that was included in integration costs for the twelve months ended December 31, 2024.
(2)To remove the impact of accelerated depreciation and amortization charges for restructuring projects and impairments which are excluded from adjusted earnings from continuing operations.
(3)The impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(4)Significant tax benefit in 2024 include adjustment related to the expiration of the statute of limitations for the 2020 tax year. There were no significant tax items in 2025.

FORWARD-LOOKING STATEMENTS
These proxy materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and non-residential construction activity; demand for our products; industry and economic conditions, including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; our ability to complete the announced divestiture of our Glass Reinforcements business on the expected terms and within the anticipated time period, or at all, which is dependent on the parties' ability to satisfy certain closing conditions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the Company’s SEC filings. The Company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of these proxy materials after that date is not intended and should not be construed as updating or confirming such information. Forward-looking and other statements in these proxy materials regarding our sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future.

OWENS CORNING WORLD HEADQUARTERS
ONE OWENS CORNING PARKWAY
TOLEDO, OHIO, U.S.A. 43659

THE PINK PANTHER™ & © 1964–2026 Metro-Goldwyn-Mayer Studios Inc. All Rights Reserved. © 2026 Owens Corning. All Rights Reserved.

OWENS CORNING
ONE OWENS CORNING PARKWAY
TOLEDO, OH 43659

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. ET on April 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OC2026**

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V82695-P40818

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OWENS CORNING

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brian D. Chambers	☐	☐	☐
1b. Michelle T. Collins	☐	☐	☐
1c. Eduardo E. Cordeiro	☐	☐	☐
1d. Adrienne D. Elsner	☐	☐	☐
1e. Alfred E. Festa	☐	☐	☐
1f. Edward F. Lonergan	☐	☐	☐
1g. Paul E. Martin	☐	☐	☐
1h. Suzanne P. Nimocks	☐	☐	☐
1i. John D. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.	☐	☐	☐
3. To approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐

NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V82696-P40818

OWENS CORNING
Annual Meeting of Stockholders
April 14, 2026, 9:00 AM ET
This proxy is solicited by the Board of Directors

As to the undersigned's stockholdings: The undersigned hereby appoints Gina A. Beredo as proxy, with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Owens Corning held of record by the undersigned on February 17, 2026, at the Annual Meeting of Stockholders of Owens Corning to be held virtually at www.virtualshareholdermeeting.com/OC2026 on April 14, 2026, at 9:00 AM ET, or any adjournment or postponement thereof.

This proxy when properly executed and timely received prior to the Annual Meeting will be voted in the manner directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR each of the nine director nominees in Proposal 1, and FOR Proposals 2 and 3.** Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side